                                                                       EXHIBIT 4


                              CAMPBELL SOUP COMPANY


                  CAMPBELL SOUP COMPANY SAVINGS AND 401(k) PLAN

                            FOR HOURLY-PAID EMPLOYEES


                          Amended Effective May 6, 1996

                                TABLE OF CONTENTS


ARTICLE                                                                     PAGE

I        DEFINITIONS........................................................   2

         1.1      Administrative Committee..................................   2
         1.2      Beneficiary...............................................   2
         1.3      Board of Directors........................................   2
         1.4      Break-in-Service..........................................   2
         1.5      Campbell..................................................   3
         1.6      Campbell Stock............................................   3
         1.7      Campbell Soup Company Stock Fund..........................   3
         1.8      Code......................................................   3
         1.9      Company...................................................   3
         1.10     Compensation..............................................   3
         1.11     Contributions.............................................   4
         1.12     Disability................................................   6
         1.13     Effective Date............................................   6
         1.14     Employee..................................................   6
         1.15     ERISA.....................................................   6
         1.16     Excess Aggregate Contributions............................   6
         1.17     Excess Contributions......................................   6
         1.18     Family Member.............................................   6
         1.19     Five-Percent Owner........................................   7
         1.20     Highly Compensated Employee...............................   7
         1.21     Hour of Service...........................................   8
         1.22     Individual Accounts.......................................   9
         1.23     Investment Funds..........................................   9
         1.24     Leased Employee...........................................  10
         1.25     Leave of Absence..........................................  10
         1.26     Limitation Year...........................................  10
         1.27     Non-Highly Compensated Employee ..........................  10
         1.28     Normal Retirement Age.....................................  10
         1.29     Normal Retirement Date....................................  10
         1.30     Participant...............................................  10
         1.31     Participating Employer....................................  10
         1.32     Plan......................................................  10
         1.33     Plan Year.................................................  10
         1.34     Previous Plan.............................................  10
         1.35     Schedule..................................................  10



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                                TABLE OF CONTENTS


ARTICLE                                                                                                          PAGE
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
         1.36     Trust.........................................................................................  11
         1.37     Trust Agreement...............................................................................  11
         1.38     Trust Assets..................................................................................  11
         1.39     Trustee.......................................................................................  11
         1.40     Valuation Date................................................................................  11
         1.41     Year of Service...............................................................................  11

II       ELIGIBILITY, PARTICIPATION AND VESTING.................................................................  12

         2.1      Eligibility...................................................................................  12
         2.2      Participation.................................................................................  12
         2.3      Vesting.......................................................................................  12

III      CONTRIBUTIONS..........................................................................................  14

         3.1      Company Contributions.........................................................................  14
         3.2      Participant's After-Tax Contributions.........................................................  16
         3.3      Rollover Contributions........................................................................  17
         3.4      Affiliate Plan Contributions..................................................................  17
         3.5      Maximum Amount of Before-Tax Contributions....................................................  17
         3.6      Limitation on Before-Tax Contributions - Code Section 401(k)..................................  17
         3.7      Limitation on Matching Company Contributions and After-Tax Contributions - Code
                  Section 401(m)................................................................................  20
         3.8      Aggregate Limitation on Before-Tax Contributions and Company Matching and After-Tax
                  Contributions.................................................................................  22
         3.9      Plan Aggregation; Special Rule................................................................  23
         3.10     Changes or Suspension of Contributions.  .....................................................  24
         3.11     Contributions Returnable to the Company.......................................................  24

IV       INDIVIDUAL ACCOUNTS....................................................................................  26

         4.1      Establishment of Individual Accounts..........................................................  26
         4.2      Allocation of Contributions...................................................................  26
         4.3      Allocation of Income and Expenses.............................................................  26
         4.4      Allocation of Forfeitures.....................................................................  26
         4.5      Investment Direction of Contributions.........................................................  26



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                                TABLE OF CONTENTS


ARTICLE                                                                                                          PAGE
-------                                                                                                          ----
         4.6      Notification to Participants..................................................................  27

V        DISTRIBUTIONS..........................................................................................  28

         5.1      Amount of Distribution........................................................................  28
         5.2      Manner........................................................................................  28
         5.3      Timing and Valuation of Distributions.........................................................  28
         5.4      Time of Payment...............................................................................  29
         5.5      Benefits in Excess of $3,500..................................................................  30
         5.6      Latest Date for Commencement of Benefits......................................................  30
         5.7      Distribution Requirements.....................................................................  31
         5.8      Commencement of Benefits......................................................................  31
         5.9      Death Distribution Provisions.................................................................  31
         5.10     Retirement....................................................................................  31
         5.11     Participation After Normal Retirement Date....................................................  31
         5.12     Death.........................................................................................  31
         5.13     Other Termination of Employment...............................................................  33
         5.14     In-Service Annual Withdrawal..................................................................  33
         5.15     In-Service Hardship Withdrawal - General Rules................................................  34
         5.16     Definition of Qualified Emergency.............................................................  34
         5.17     Requirements for Hardship Withdrawal..........................................................  35
         5.18     Order of Withdrawals from Participant's Individual Accounts...................................  35
         5.19     Direct Transfers - Eligible Rollover Distributions............................................  36

VI       LOANS TO PARTICIPANTS..................................................................................  38

         6.1      Plan Loans....................................................................................  38
         6.2      Loan Requirements.............................................................................  38
         6.3      Failure to Make Timely Payment................................................................  39
         6.4      Termination of Employment.....................................................................  39
         6.5      Loans to Former Employees.....................................................................  40
         6.6      Segregated Investment.........................................................................  40
         6.7      General Administration........................................................................  40



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                                TABLE OF CONTENTS


ARTICLE                                                                                                         PAGE
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
VII      ADMINISTRATION OF THE PLAN............................................................................. 41

         7.1      General....................................................................................... 41
         7.2      Action by the Committee....................................................................... 41
         7.3      Powers........................................................................................ 41
         7.4      Exclusive Benefit Rule........................................................................ 42
         7.5      Plan Interpretation........................................................................... 42
         7.6      Claims Procedure.............................................................................. 43
         7.7      Responsibilities and Reports.................................................................. 43

VIII     ADMINISTRATION OF THE TRUST............................................................................ 44

         8.1      Appointment of Trustee........................................................................ 44
         8.2      Management of Trust Assets.................................................................... 44
         8.3      Voting Campbell Stock......................................................................... 44
         8.4      Tender Offer.................................................................................. 44

IX       AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN....................................................... 46

         9.1      Right to Amend, Terminate or Suspend the Plan................................................. 46
         9.2      Plan Termination.............................................................................. 46
         9.3      Certain Sales................................................................................. 48

X        MISCELLANEOUS.......................................................................................... 49

         10.1     Facility of Payment........................................................................... 49
         10.2     Indemnification............................................................................... 49
         10.3     Employment Not Guaranteed by Plan............................................................. 49
         10.4     Limitation of Liability....................................................................... 49
         10.5     Nonalienation of Benefits..................................................................... 49
         10.6     Merger of Plans............................................................................... 49
         10.7     Construction.................................................................................. 50
         10.8     Unclaimed Benefits............................................................................ 50


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                                TABLE OF CONTENTS


ARTICLE                                                                                                         PAGE
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
APPENDIX A
PARTICIPATING EMPLOYERS.......................................................................................  A-1

APPENDIX B
TOP HEAVY PROVISIONS..........................................................................................  B-1

         B.1      Top-Heavy Requirements......................................................................  B-1
         B.2      Definitions.................................................................................  B-1
         B.3      Minimum Vesting Requirements................................................................  B-3
         B.4      Change in Top-Heavy Status..................................................................  B-3
         B.5      Minimum Contribution Requirement............................................................  B-4
         B.6      Adjustment for Super Top-Heavy Plan.........................................................  B-4

APPENDIX C
LIMITATION ON BENEFITS........................................................................................  C-1

         C.1      Basic Limitation............................................................................. C-1
         C.2      Definitions.................................................................................  C-1
         C.3      Limitation for Participants in a Combination of Plans.......................................  C-2
         C.4      Treatment of Similar Plans..................................................................  C-3
         C.5      Excess Amounts..............................................................................  C-3
         C.6      Reduction of Annual Addition................................................................  C-5
         C.7      Adjustment to Defined Benefit Plan..........................................................  C-5

APPENDIX  D
CHANGE IN CONTROL.............................................................................................  D-1

         D.1      Termination or Amendment....................................................................  D-1
         D.2      Transfer of Accounts, Merger or Consolidation...............................................  D-1
         D.3      Termination of Employment...................................................................  D-1
         D.4      Cause.......................................................................................  D-1
         D.5      Change in Control...........................................................................  D-2
         D.6      Appendix D Amendment........................................................................  D-4
         D.7      Successors..................................................................................  D-4
         D.8      Severability................................................................................  D-4
         D.9      Contrary Provisions.........................................................................  D-4


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
                              CAMPBELL SOUP COMPANY
                             SAVINGS AND 401(k) PLAN
                            FOR HOURLY-PAID EMPLOYEES

                          Amended Effective May 6, 1996


             This is the Campbell Soup Company Savings and 401(k) Plan for Hourly-Paid Employees (the "Plan"). The purpose of the Plan is to encourage employees to save part of their income on a regular basis. The Plan replaced, for one or more groups of hourly-paid employees at approved locations, Campbell's Soups Employee Savings and Stock Bonus Plan.


             The Plan was effective April 1, 1989. This Plan amendment is effective May 6, 1996 except as otherwise provided. The Plan, and the Trust established hereunder, are intended to qualify as a profit sharing plan and trust that meet the requirements of Code sections 401(a), 401(k) and 501(a), or any other applicable provision of law, including, without limitation, those of ERISA. The Company shall make all Contributions to the Plan without regard to current or accumulated earnings and profits for the taxable year ending with or within a Plan Year. Notwithstanding the foregoing, the Plan shall continue to be designed to qualify as a profit sharing plan for purposes of Code sections 401(a), 402, 412 and 417.

                                    ARTICLE I

                                   DEFINITIONS

         The following words and phrases as used herein have the following meanings unless a different meaning is plainly required by the context:

         1.1 "Administrative Committee" means the committee appointed by the Board of Directors to administer the Plan and to give instructions to the Trustee.


         1.2 "Beneficiary" means the person or persons designated by a Participant to receive his Individual Accounts in case of his death. Such designation, and any change or revocation, shall be made in accordance with
Section 5.12.

         1.3 "Board of Directors" means the Board of Directors of Campbell Soup Company.

         1.4 "Break-in-Service" means a period of 12 consecutive months, commencing on a Participant's employment date or anniversary thereof, in which he has 500 Hours of Service or less.

             1.4.1 Maternity/Paternity Leave. Solely for purposes of determining whether a Break-in-Service for vesting purposes has occurred, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service that would otherwise have been credited to that Employee but for such absence. If such hours cannot be determined, the Employee shall be credited with eight Hours of Service for each day that the Employee is absent for maternity or paternity reasons. For purposes of this Section 1.4, an absence from work for maternity or paternity reasons means an absence for:

                   1.4.1.1 the Employee's pregnancy,

                   1.4.1.2 the birth of the Employee's child,

                   1.4.1.3 the adoption of a child by the Employee, or

                   1.4.1.4 the Employee's caring for a child for a period
                                    beginning immediately following such a birth or adoption.

The total number of Hours of Service credited for maternity or paternity reasons shall not exceed 501.


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
             1.4.2 If a Participant incurs five consecutive one-year Breaks-in-Service and is thereafter reemployed by the Company, then the 12-consecutive month period used to determine a Break-in-Service shall be measured from his reemployment date.

         1.5  "Campbell" means Campbell Soup Company.

         1.6 "Campbell Stock" means the shares of capital stock issued by Campbell.

         1.7 "Campbell Soup Company Stock Fund means the Investment Fund consisting of Campbell Stock and short-term liquid investments necessary to satisfy the Fund's cash needs for transfers and payments. Such Fund shall, from time to time, also include receivables for dividends or Campbell Stock sold and payables for Campbell Stock purchased.

         1.8  "Code means the Internal Revenue Code of 1986, as amended.

         1.9  "Company means Campbell and:

              1.9.1 any other employer included with Campbell in a controlled group of corporations or trades or businesses within the meaning of section 414(b) or section 414(c) of the Code, or an affiliated service group within the meaning of section 414(m) of the Code; and

              1.9.2 any other entity required to be aggregated with Campbell pursuant to regulations under section 414(o) of the Code;

provided that any such employer shall be included within the term "Company" only while a member of such a group including Campbell.

         1.10 "Compensation means all compensation paid to an Employee, including any compensation awards under Campbell Soup Company Management Worldwide Incentive Plan that are not deferred (as well as awards under the extra seasonal compensation program of Vlasic Foods, Inc. and the Incentive programs for salespersons of Campbell Sales Company, Mrs. Paul's Kitchens, Inc., Pepperidge Farm, Incorporated, Vlasic Foods, Inc. and such other Participating Employers as approved by the President of Campbell Soup Company), and including Before-Tax Contributions and contributions made on behalf of an Employee to a Company plan under Code section 125, but excluding:

             1.10.1 any compensation awarded under any bonus or management incentive plan of the Company other than those specifically listed in this
Section 1.10;

             1.10.2 any awards of compensation under the Campbell Soup Company Management Worldwide Incentive Plan that are deferred;

             1.10.3 any income attributable to awards of restricted stock or the exercise of stock options or related stock appreciation rights; and

             1.10.4 any awards, prizes, gifts, cost of living or tax allowances, transfer expenses, income protection payments, mortgage interest differential payments, long-term disability payments, tuition aid, adoption allowances, and other amounts that receive special tax benefits.

Annual Compensation in excess of the limit prescribed in Code section 401(a)(17) (as may from time to time be adjusted by the U.S. Secretary of Treasury or his delegate) shall not be taken into account in the Plan. For purposes of applying the Code section 401(a)(17) limit, the Compensation of a Highly Compensated Employee shall include the Compensation of a family member who is his spouse or his lineal descendant who has not reached age 19 at the close of the Plan Year.


         1.11 "Contributions means the amounts contributed for allocation to Participants' Individual Accounts as follows:

             1.11.1 "Matching Company Contributions" means the contributions made by the Company that match Basic Contributions and that are equal to 50% of the Basic Contributions per pay period, unless a lesser percentage of, or a lesser limit on, the amount of Compensation eligible for Matching Company Contributions is provided in an applicable Schedule, plus any Additional Matching Company Contributions that may be made at the Company's discretion under Section 3.1.2.2.

             1.11.2 "Basic Contributions" means the sum of Basic Before-Tax Contributions and Basic After-Tax Contributions.

             1.11.3 "Basic Before-Tax Contributions" means the before-tax contributions made under Section 3.1 through salary deferral pursuant to Code section 401(k) to the extent such contributions, do not, as to any Employee, for any pay period, exceed 5% of his Compensation.

             1.11.4 "Basic After-Tax Contributions" means the after-tax contributions made by a Participant under Section 3.2 to the extent that such contributions, do not, as to any

Employee, for any pay period, exceed 5% of his Compensation, less any Basic Before-Tax Contributions.

             1.11.5 "Additional Contributions" means the sum of Additional Before-Tax Contributions and Additional After-Tax Contributions.

             1.11.6 "Additional Before-Tax Contributions" means the before-tax contributions made under Section 3.1 through salary deferral pursuant to Code section 401(k) to the extent such contributions exceed, as to any Employee, for any pay period, his Basic Before-Tax Contribution.

             1.11.7 "Additional After-Tax Contributions" means the after-tax contributions made by a Participant under Section 3.2 to the extent such contributions exceed, as to any Employee, for any pay period, his Basic After-Tax Contributions.

             1.11.8 "Before-Tax Contributions" means the sum of Basic Before-Tax Contributions and Additional Before-Tax Contributions.

             1.11.9 "After-Tax Contributions" means the sum of Basic After-Tax Contributions and Additional After-Tax Contributions.

             1.11.10 "Rollover Contributions" means the contributions made by a Participant under Section 3.3, which constitute the Participant's qualifying distribution from a tax-qualified retirement plan of another employer.

             1.11.11 "Affiliate Plan Contributions" means the contributions made under Section 3.4 from the Previous Plan or any other qualifying plan of a Company, other than this Plan.

             1.11.12 "Discretionary Company Contributions" means the Contributions that may be authorized by the Board of Directors to the Individual Accounts of Participants other than those of the Highly Compensated Employees in order to avoid a violation of the Deferral Percentage or Contribution Percentage tests as described in Sections 3.6 and 3.7. Such a Contribution shall be provided by the Company without regard to any salary reduction agreement but shall be treated as Before-Tax Contributions.

         1.12 "Disability" means the inability of a Participant to perform the duties of any available position of the Company because of bodily injury or illness that is expected to result in death or to be of long, continued and indefinite duration. The determination of whether a

Participant is disabled shall be made by the Administrative Committee, which may request medical evidence of such disability.

         1.13 "Effective Date" means April 1, 1989. The effective date of this amendment and restatement of the Plan is April 1, 1994, except as otherwise specifically stated herein.

         1.14 "Employee" means an individual who:

              1.14.1 is employed by the Company in an hourly-paid position;

              1.14.2 works at a location approved by the Board of Directors or the President of Campbell;

              1.14.3 is a member of a group of employees approved by the Board of Directors or the President of Campbell; and

              1.14.4 is scheduled to have not less than 1,000 Hours of Service in any 12 consecutive month period commencing on his date of employment or anniversary thereof, or in fact has 1,000 Hours of Service during such 12 consecutive month period.

         1.15 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.16 "Excess Aggregate Contributions" means that amount of Company Matching Contributions and After-Tax Contributions made by, or on behalf of, a Participant for a Plan Year that exceeds the limitation on Company Matching Contributions and After-Tax Contributions set forth in Section 3.7.

         1.17 "Excess Contributions" means that amount of a Participant's Before-Tax Contributions for a Plan Year that exceeds the limitation on Before-Tax Contributions under Section 3.6.

         1.18 "Family Member" means an Employee who is a family member (as defined in section 414(q)(6) of the Code) of a Highly Compensated Employee who is:

              1.18.1 a Five-Percent Owner; or

              1.18.2 one of the 10 Highly Compensated Employees paid the greatest Compensation during the Plan Year.


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
         1.19 "Five-Percent Owner" means any Employee who owns (or is considered as owning, within the meaning of section 318 of the Code) more than 5% of the outstanding stock of any Participating Employer or stock possessing more than 5% of the total combined voting power of all stock of any Participating Employer. For purposes of this Section 1.19, section 318(a)(2)(C) of the Code shall be applied by substituting "5%" for "50%" each time it appears therein.

         1.20 "Highly Compensated Employee" means any Employee who, during the current Plan Year or immediately preceding Plan Year:

              1.20.1 is at any time a Five-Percent Owner;

              1.20.2 receives Compensation from the Employer in excess of $75,000 (as adjusted under section 414(q) of the Code);

              1.20.3 receives Compensation from the Employer in excess of $50,000 (as adjusted under section 414(q) of the Code) and is in the group consisting of the top 20% of Employees (excluding, solely for purposes of determining the number of Employees in the top 20%, employees described in section 414(q)(8) of the Code) when ranked on the basis of Compensation paid during such Plan Year; or

              1.20.4 is an officer of the Employer who receives Compensation greater than 50% of the amount in effect under section 415(b)(1)(A) of the Code for such Plan Year; provided that in no event shall the number of individuals treated as officers exceed 50 employees, or, if it would result in a smaller number of officers, the greater of three employees or 10% of the total number of employees.

For purposes of determining the number of officers taken into account under
Section 1.20.4, (a) if more than the maximum number of employees who may be treated as officers are officers, only those officers who had the largest annual Compensation in any one of the five preceding Plan Years shall be treated as officers, and (b) employees described in section 414(q)(8) of the Code shall be excluded.

An Employee who is not described in Sections 1.20.2, 1.20.3, or 1.20.4 for the Plan Year prior to the Plan Year of determination, shall not be treated as being described in Sections 1.20.2, 1.20.3 or 1.20.4 for the Plan Year of determination, unless such Employee is a member of the group consisting of the 100 Employees paid the greatest Compensation during the Plan Year for which such determination is being made. A former Employee (including an Employee who performs no services for the Employer during the Plan Year) shall be treated as a Highly Compensated

Employee if he was (or would have been, had this Section 1.20 been applicable) described in this Section 1.20 during the last Plan Year he performed any services for the Employer or in any Plan Year ending on or after the date he reached age 55.

         1.21 "Hour of Service" means each hour for which:

              1.21.1 an Employee is directly or indirectly paid or entitled to payment by the Company for the performance of duties;

              1.21.2 an Employee is paid, or entitled to payment, directly or indirectly, by the Company on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence;

              1.21.3 back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company; provided that the same Hour of Service shall not be credited both under 1.21.1 and 1.21.2, as the case may be, and hereunder, and further provided that the crediting of Hours of Service for back pay with respect to hours described in 1.21.2 shall be subject to the limitations set forth therein; and

              1.21.4 an Employee is directly or indirectly compensated by, or performs duties for, the Company, and each hour during the customary period of work when such an Employee is

                     1.21.4.1 laid off for a temporary period (even if of
                              indefinite duration) provided that the Employee returns to employment with the Company;

                     1.21.4.2 sick;

                     1.21.4.3 on a Leave of Absence;

                     1.21.4.4 on disability leave; or

                     1.21.4.5 on jury or military duty, provided that no hour
                              credited under sections 1.21.4.1 through 1.21.4.4 shall also be credited hereunder.

         The determination of Hours of Service for reasons other than the performance of duties and the crediting of Hours of Service to the appropriate periods shall be effected by the Administrative Committee on a basis consistent with 29 C.F.R. Section 2530.200b-2(b) and (c).

         Notwithstanding the preceding provisions, a regular full-time Employee (one who is regularly scheduled to work at least 37 hours per calendar week) shall be credited with 190 Hours of Service (and no more than 190 Hours of Service) for each calendar month in which he completes at least one Hour of Service. A part-time Employee shall be credited only with his actual number of Hours of Service.

         1.22 "Individual Accounts" means each of the following accounts maintained by the Administrative Committee showing the interests in the Trust of each Participant and Beneficiary:

              1.22.1 "Matching Company Contributions Account" means the account containing Matching Company Contributions and Affiliate Plan Contributions, as defined in Section 1.11.11, together with allocable gains or losses;

              1.22.2 "Before-Tax Account" means the account containing Before-Tax Contributions and Discretionary Company Contributions, together with allocable gains or losses;

              1.22.3 "Pre-1987 Participant After-Tax Account" means the account containing the Participant's Affiliate Plan Contributions credited before 1987, together with allocable gains or losses;

              1.22.4 "Post-1986 Participant After-Tax Account" means the account containing After-Tax Contributions and the Participant's Affiliate Plan Contributions credited after 1986, together with allocable gains or losses; and

              1.22.5 "Rollover Account" means the account containing Rollover Contributions, together with allocable gains or losses.

         1.23 "Investment Funds" means the Campbell Soup Company Stock Fund and the other funds that are maintained in the Trust Agreement and listed in Schedule C thereto. The Administrative Committee may add or change types of Investment Funds from time to time and at any time.

         1.24 "Leased Employee" means an individual deemed to be a leased employee under section 414(n)(2) of the Code.

         1.25 "Leave of Absence" means any period of absence from service authorized by the Company.

         1.26 "Limitation Year" means the calendar year and is used in applying Code section 415.

         1.27 "Non-Highly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

         1.28 "Normal Retirement Age" means age 65.

         1.29 "Normal Retirement Date" means the first day of the month coincident with or next following the Participant's 65th birthday.

         1.30 "Participant" means any Employee who meets the requirements for participation in the Plan as provided in Article II. An individual who qualifies as a Participant shall continue to be a Participant until all benefits due him under the Plan have been paid.

         1.31 "Participating Employer" means a Company that is authorized by the Board of Directors or by the President of Campbell to participate in the Plan and has adopted the Plan. The list of Participating Employers authorized to participate in the Plan is set forth in Appendix A.

         1.32 "Plan" means the Campbell Soup Company Savings and 401(k) Plan For Hourly-Paid Employees.

         1.33 "Plan Year" means the 12-month period ending December 31.

         1.34 "Previous Plan" means the Campbell's Soups Employee Savings and Stock Bonus Plan.

         1.35 "Schedule" means a supplemental schedule that may be issued under the Plan. Such a schedule would set forth the eligibility requirements, level of Matching Company Contributions and maximum amount of Compensation eligible for Matching Company Contributions applicable to a particular group or groups of Employees, all as approved by the President of Campbell.

         1.36 "Trust" means the Campbell Soup Savings and 401(k) Plan Master Trust, effective April 1, 1994, created by the Trust Agreement entered into between Campbell and the Trustee.

         1.37 "Trust Agreement" means the agreement between Campbell and the Trustee or any successor Trustee establishing the Trust and specifying the duties of the Trustee respect to controlling and managing the Trust Assets, as amended.

         1.38 "Trust Assets" means the assets held in Trust for the benefit of Participants and their Beneficiaries.

         1.39 "Trustee" means Fidelity Management Trust Company, a Massachusetts trust company, or any successor thereto.

         1.40 "Valuation Date" means the date on which Trust Assets are valued, as determined by the Administrative Committee, which shall be each day that the New York Stock Exchange is open for business.

         1.41 "Year of Service" means any 12-consecutive month period measured from the date an employee first completes an Hour of Service, or an anniversary thereof, in which an employee of the Company has at least 1,000 Hours of Service. If an employee separates from service with the Company before completing a Year of Service, or if a Participant incurs five (5) consecutive one-year Breaks-in-Service, and is subsequently reemployed, then his 12-consecutive month period shall be measured from his reemployment date.

         Campbell may specify whether and to what extent service with a predecessor company that has been acquired by Campbell or from which a plant or business has been acquired, shall be deemed to be includible as Years of Service for purposes of the Plan to the extent not inconsistent with ERISA. Service that has been determined to be includible as Years of Service is set forth in Appendix A.

                                   ARTICLE II

                     ELIGIBILITY, PARTICIPATION AND VESTING


         2.1 Eligibility. Each Employee is eligible to enroll in the Plan upon the earlier of (i) completion of his probationary period or (ii) completion of one Year of Service, unless otherwise provided in an applicable Schedule, but in no event longer than one Year of Service. A Participant shall remain eligible to participate until he ceases to be an Employee. Leased Employees are not eligible to participate in the Plan.


         2.2 Participation. An Employee who is eligible to enroll as a Participant in the Plan may do so by giving notice to the Participating Employer, for which he is employed or its delegate (that may be the Trustee), by the method required by the Administrative Committee authorizing Contributions to the Plan. The Participating Employer shall begin payroll deductions not later than 30 days after its receipt of notice of enrollment.

         2.3  Vesting.

              2.3.1 Vesting in Individual Accounts. A Participant shall be 100% vested in his Individual Accounts, except for the Matching Company Contributions Account, which shall vest in accordance with the following schedule:

             Completed Years of Service           Vested percentage
             --------------------------           -----------------
                      1 year                                    20%
                      2 years                                   40%
                      3 years                                   60%
                      4 years                                   80%
                      5 years                                  100%

               2.3.2 Computation of Years of Service. For purposes of determining a Participant's vested percentage, Years of Service shall be calculated in the following manner:

                     2.3.2.1 Participation Beginning Prior to July 1, 1994. For an Employee who first becomes a Participant in the Plan prior to July 1, 1994, all of the Participant's Years of Service, whether or not interrupted by a Break-in-Service, shall be taken into account.

                     2.3.2.2 Participation Beginning on or After July 1, 1994. For an Employee who first becomes a Participant in the Plan on or after July 1, 1994, Years of Service credited before a Break-in-Service shall be taken into account, with the following exceptions:

                            2.3.2.2.1 General Rule - Prior Service Not Counted
After Five Breaks-in-Service. Years of Service credited to a Participant before a Break-in-Service shall not be taken into account in determining his vested percentage in Matching Employer Contributions credited to his Individual Accounts after the Break-in-Service if the Participant has incurred five (5) or more consecutive Breaks-in-Service.

                            2.3.2.2.2 Special Rule - Prior Service Counted When
Greater Than Breaks-in-Service. If the number of a Participant's Years of Service before five (5) or more consecutive Breaks-in-Service exceeds the number of consecutive years of Breaks-in-Service, the Participant's Years of Service credited before such Breaks-in-Service shall be taken into account in determining his vested percentage in Matching Employer Contributions credited to his Individual Accounts after the Break-in-Service.

              2.3.3 Vesting in Matching Company Contributions Account.

                    2.3.3.1 Any Participant who enrolls in the Plan on the first enrollment date when the Plan is offered initially to the group of Employees of which such Participant is a member shall be 100% vested in his Matching Company Contributions Account.

                    2.3.3.2 Any Participant who reaches Normal Retirement Age while employed by the Company or whose employment with the Company terminates because of death or Disability shall be 100% vested in his Matching Company Contributions Account.

                                   ARTICLE III

                                  CONTRIBUTIONS

         3.1  Company Contributions.


              3.1.1 Nondiscretionary Contributions. Subject to the terms of an applicable Schedule, the Company shall, for a Plan Year, contribute the following amounts:

                    3.1.1.1 Matching Company Contributions. For each Participant who has one Year of Service or more, an amount equal to 50% of such Participant's Basic Contributions per pay period shall be contributed and allocated, no less frequently than monthly, to the Matching Company Contributions Account, beginning in the first full month after the Participant has one Year of Service, unless a lesser percentage of, or a lesser limit on, the amount of compensation eligible for Matching Company Contributions is provided in an applicable Schedule.

                    3.1.1.2 Basic Before-Tax Contributions. For each Participant, an amount determined in accordance with such Participant's Basic Before-Tax Contributions election under Section 3.1.3 shall be contributed and allocated, no less frequently than monthly, to the Participant's Before-Tax Contributions Account.

                    3.1.1.3 Additional Before-Tax Contributions. For each Participant, an amount determined in accordance with such Participant's Additional Before-Tax Contributions election under Section 3.1.3 shall be contributed and allocated, no less frequently than monthly, to the Participant's Before-Tax Contributions Account.

              3.1.2 Discretionary Contributions. Subject to the terms of an applicable Schedule, the Company may, contribute the following amounts:

                    3.1.2.1 Company Contributions. For a Plan Year, an amount authorized by the Board of Directors to the Individual Accounts of Participants, other than Highly Compensated Employees, in order to avoid a violation of the Deferral Percentage or Contribution Percentage tests. Such contributions shall be made by the Company without regard to any salary reduction agreement but shall be treated as Before-Tax Contributions.

                    3.1.2.2 Additional Matching Company Contributions. For a Plan Year, an amount authorized by the Compensation and Organization Committee of the Board of Directors or its delegate for each Participant who:

                    3.1.2.2.1 Received a Matching Company Contribution with respect to the Plan Year; and

                    3.1.2.2.2 who was a Participant during the current Plan Year on December 31 of that year, or who was not employed by the Company on December 31 of the current Plan Year because of death, Disability or retirement.

         The Additional Matching Company Contributions shall be a percentage of such Participant's Basic Contributions with respect to the Plan Year. Additional Matching Company Contributions shall be made by the Company, shall be invested in the Campbell Soup Company Stock Fund, and shall be allocated to the Participant's Matching Company Contributions Account. Additional Matching Company Contributions, if any, shall be made within 120 days after the end of the Plan Year and shall not exceed an amount equal to 100% of such Participant's Basic Contributions with respect to the Plan Year.

              3.1.3 Participant's Before-Tax Elections. At the time an Employee becomes a Participant and at such other time or times authorized by the Administrative Committee thereafter, a Participant may, within the time period prescribed in Section 2.2, enter into a salary deferral agreement with the Company in which he elects to defer on a before-tax basis a portion of his Compensation, provided that:

                    3.1.3.1 The Administrative Committee may require such contributions to be in whole dollars or a whole percentage of his Compensation;

                    3.1.3.2 Such deferral meets the deferral percentage test in
Section 3.6; otherwise the Administrative Committee may modify the deferral in order to meet such test;

                    3.1.3.3 Such deferral cannot exceed for any tax year the maximum limit prescribed in Code section 402(g), as adjusted;

                    3.1.3.4 The Administrative Committee may establish a maximum limit for the number of times that a Participant may change his salary deferral election during a Plan Year and may also prohibit Highly Compensated Employees from making any changes to their salary deferral elections during the last three months of the Plan Year;

                    3.1.3.5 The Administrative Committee may establish a maximum deferral for any Plan Year; and

                    3.1.3.6 The Before-Tax Contributions made by a Participant cannot exceed 10% of his Compensation per pay period.

         A salary deferral agreement shall be entered into in a manner that the Administrative Committee may prescribe, and shall remain in effect until modified or terminated, provided that changes, suspensions or discontinuance of salary deferrals may be made by the Participant during a Plan Year in accordance with Section 3.10, but shall be made by the Administrative Committee if required under Section 3.5, 3.6 or 3.7 or if the Company's deduction limits under Code section 404(a) would otherwise be exceeded, or if the annual addition limitations under Code section 415 would otherwise be exceeded as to any Participant.

         3.2 Participant's After-Tax Contributions. At the time an Employee becomes a Participant and at such other time or times authorized by the Administrative Committee, the Participant may, through payroll deduction, elect to make After-Tax Contributions on an after-tax basis, provided:

             3.2.1 The Administrative Committee may require such contributions to be in whole dollars or a whole percentage of his Compensation;

             3.2.2 Such contributions must meet the contribution percentage test in Section 3.7; otherwise, the Administrative Committee may require modifications in order to meet such test; and

             3.2.3 The total of After-Tax Contributions made by a Participant when combined with Before-Tax Contributions cannot exceed 15% of his Compensation per pay period, and provided that in no event may a Participant's After-Tax Contributions exceed 10% of his Compensation.

         An election to make such contributions shall be made in such a manner and at such times as the Administrative Committee may prescribe and shall remain in effect until modified or terminated, provided that changes, suspensions or discontinuance of contributions may be made by the Participant during a Plan Year in accordance with Section 3.10, but shall be made by the Administrative Committee if required under Section 3.7, or if the annual addition limitations under Code section 415 would otherwise be exceeded as to any Participant.

         3.3 Rollover Contributions. When an Employee becomes, or is expected to become, a Participant, he may, subject to the Administrative Committee's discretion described below, contribute to the Plan any qualifying distribution he has received, or which is available to him, from another tax-qualified retirement plan, including an eligible rollover distribution, as defined in Code section 402(c)(4). Such contribution must be a "rollover" contribution in accordance with Code section 402 and shall only be made as determined by the Administrative Committee. Such contribution shall be allocated to a Participant's Rollover Account. The Administrative Committee shall have the discretion not to accept any transfer if such amount is subject to the qualified joint and survivor annuity requirements of Code section 401(a)(11).

         3.4 Affiliate Plan Contributions. Participants' accounts in the Previous Plan were transferred to the Plan when the Participants first became eligible to participate in the Plan. A Participant who has accounts in any qualified plan maintained by an Affiliate may make a contribution of such accounts in a direct trust-to-trust transfer on dates determined by the Administrative Committee. The Administrative Committee shall have the ability and discretion to transfer such accounts without the consent of such Participants. Such contribution shall be allocated as appropriate to the Participant's Matching Company Contributions Account, Pre-1987 Participant After-Tax Account or Post-1986 Participant After-Tax Account. The Administrative Committee shall have the discretion not to accept any transfer if such amount is subject to the qualified joint and survivor annuity requirements of Code section 401(a)(11).

         3.5 Maximum Amount of Before-Tax Contributions. If a Participant's. Before-Tax Contributions exceed the $7,000 limit in Code section 402(g), as adjusted annually, for the taxable year of the Participant, the excess contributions, plus earnings thereon, shall be distributed to the Participant. If the Participant also participates in another elective deferral program (within the meaning of Code section 402(g)(3)) and if, when aggregating all such deferrals, there is an excess of deferral contributions under the Code section 402(g) limitation, the Participant shall, no later than March 1st following the close of his taxable year, notify the Administrative Committee as to the amount to be allocated to the Plan and such excess so allocated, plus allocable earnings, shall be distributed to the Participant. Any distribution under this
Section 3.5 shall be made to the Participant no later than the April 15th immediately following the close of the Participant's taxable year for which such contributions were made. Distribution of excess contributions under this Section
3.5 shall be made in accordance with Treasury Regulation Section 1.402(g)-1.

         3.6 Limitation on Before-Tax Contributions - Code Section 401(k).

             3.6.1 Notwithstanding Section 3.1.3, the elections by Participants under Section 3.1 shall be limited as provided in section 401(k) of the Code, so that the "average deferral percentage," as defined in Section 3.6.2, for the eligible Highly Compensated Employees, shall bear a relationship to the "average deferral percentage" for the eligible Non-Highly Compensated Employees that meets one of the alternative tests described in section 401(k) of the

Code and summarized below, as the Administrative Committee shall determine for such Plan Year:

                           3.6.1.1 the average deferral percentage for the
                  eligible Highly Compensated Employees shall not exceed 125% of the average deferral percentage for the eligible Non-Highly Compensated Employees; or

                           3.6.1.2 the average deferral percentage for the
                  eligible Highly Compensated Employees shall not exceed the lesser of:

                                   (i)  200% of the average deferral percentage
                           for the eligible Non-Highly Compensated Employees, or

                                   (ii) the average deferral percentage for the
                           eligible Non-Highly Compensated Employees plus two percentage points.

                  3.6.2 The term "average deferral percentage" means the average of each eligible Employee's actual deferral percentage which is equal to the following ratio:

                           3.6.2.1 the amount of each eligible Employee's
                  Before-Tax Contributions payable to the Trust on behalf of such Employee for the Plan Year, to

                           3.6.2.2 the Employee's Compensation, as defined in
                  section 415(c)(3) of the Code, for the Plan Year.

                  3.6.3 Family Aggregation. The actual deferral percentage of a Highly Compensated Employee who has any Family Members who are eligible to participate shall be determined by combining the Before-Tax Contributions, amounts treated as Before-Tax Contributions and Compensation of all eligible Highly Compensated Employees and Family Members.

                  3.6.4 Treatment of Excess Contributions. If neither test described in Section 3.6.1 is met, or in the Administrative Committee's opinion will be met, the Administrative Committee, at its discretion, shall:

                           3.6.4.1 direct that the amount of future Before-Tax
                  Contributions under Section 3.1.3 by the Highly Compensated Employees be reduced by any reasonable method, including first reducing the Before-Tax Contributions by those Highly Compensated Employees contributing the greatest percentage of their Compensation to the next highest percentage, then reducing the Before-Tax Contributions by all Highly Compensated Employees contributing at the highest remaining percentage, including those subject to previous reductions, and continuing to apply the same reduction to the extent necessary to meet one of the tests; or

                           3.6.4.2 cause the Excess Contributions, adjusted for
                  any income or loss, to be distributed to the Highly Compensated Employees on whose behalf such Excess Contributions were made within two and one-half months after the end of the Plan Year for which they were allocated; or

                           3.6.4.3 recharacterize the Excess Contributions as
                  After-Tax Contributions.

                  3.6.5 Determination of Amount of Excess Contributions. The amount of a Highly Compensated Employee's Excess Contributions for a Plan Year is the amount necessary to reduce the amount of his Before-Tax Contributions to a maximum adjusted percentage, which shall be the highest percentage that would cause one of the tests in Section 3.6.1 to be met if each such Highly Compensated Employee who had an actual deferral percentage greater than the maximum adjusted percentage had, instead, such lower percentage. The Before-Tax Contributions of the Highly Compensated Employees shall be adjusted in order, beginning with the Highly Compensated Employee(s) with the highest actual deferral percentage(s).

                  3.6.6 Determination of Income or Loss. The income or loss allocable to Excess Contributions shall be determined by multiplying the income or loss allocable to the Participant's Before-Tax Contributions for the Plan Year calculated for such Plan Year by a fraction. The numerator of the fraction is such Participant's Excess Contributions for such Plan Year and the denominator is the sum of (i) the Participant's total Account balance attributable to Before-Tax Contributions and amounts treated as Before-Tax Contributions as of the beginning of the Plan Year, plus (ii) the Participant's Before-Tax Contributions and amounts treated as Before-Tax Contributions for the Plan Year.

                  3.6.7 Family Aggregation. In the case of a Highly Compensated Employee whose actual deferral percentage is determined under Section 3.6.3, the determination of the amount of Excess Contributions shall be made by reducing his actual deferral percentage as required under Section 3.4.5 and allocating the Excess Contributions for the Highly Compensated Employee and his Family Members among each such Employee in proportion to his Before-Tax Contributions.

         3.7 Limitation on Matching Company Contributions and After-Tax Contributions - Code Section 401(m).

                 3.7.1 Notwithstanding Section 3.2, Company Matching and After-Tax Contributions shall be limited as provided in section 401(m) of the Code, so that the "average contribution percentage," as defined in Section 3.7.2, for the eligible Highly Compensated Employees shall bear a relationship to the "average contribution percentage" for the eligible Non-Highly Compensated Employees that meets one of the alternative tests described in section 401(m) of the Code and summarized below, as the Administrative Committee shall determine for such Plan Year:

                       3.7.1.1 the average contribution percentage for the eligible Highly Compensated Employees shall not exceed 125% of the average contribution percentage for the eligible Non-Highly Compensated Employees; or

                       3.7.1.2 the average contribution percentage for the eligible Highly Compensated Employees shall not exceed the lesser of:

                               (i) 200% of the average contribution percentage for the eligible Non-Highly Compensated Employees, or

                               (ii) the average contribution percentage for the
                       eligible Non-Highly Compensated Employees plus two percentage points.

                 3.7.2 The term "average contribution percentage" means the average of each eligible Employee's actual contribution percentage which is equal to the following ratio:

                       3.7.2.1 the amount of the Company Matching and After-Tax Contribution made on behalf of each eligible Employee for the Plan Year, to

                       3.7.2.2 the Employee's Compensation, as defined in
section 415(c)(3) of the Code, for the Plan Year.

For the Plan Year in which an Employee becomes eligible, resumes eligibility or ceases to be eligible to receive Company Matching Contributions or make After-Tax Contributions, the only Compensation that shall be taken into account is that which is, or but for the Employee's election under Section 3.1.3 would be, received by the Employee while he is eligible to participate.

         3.7.3 Family Aggregation. The actual contribution percentage of a Highly Compensated Employee who has any Family Members who are eligible to participate shall be determined by combining the Company Matching Contributions, After-Tax Contributions, amounts treated as Company Matching Contributions and Compensation of all eligible Highly Compensated Employees and Family Members.

         3.7.4 Treatment of Excess Aggregate Contributions. If neither test described in Section 3.7.1 is met, or in the Committee's opinion will be met, the Committee, at its discretion, shall:

                  3.7.4.1 direct that the amount of future After-Tax Contributions be reduced by any reasonable method, including first reducing the After-Tax Contributions on behalf of those Highly Compensated Employees having the greatest actual contribution percentage under Section 3.7.2 to the next highest percentage, then reducing the After-Tax Contributions by all Highly Compensated Employees having the highest remaining percentage, including those subject to previous reductions, and continuing to apply the same reduction to the extent necessary to meet one of the tests; or

                  3.7.4.2 cause Excess Aggregate Contributions, adjusted for income or loss thereon, to be forfeited, if otherwise forfeitable under the terms of the Plan, or if not forfeitable, to be distributed as additional Compensation to Participants on whose behalf the Excess Aggregate Contributions were contributed within two and one-half months after the end of the Plan Year for which they were contributed.

         3.7.5 Determination of Amount of Excess Aggregate Contributions. The amount of a Highly Compensated Employee's Excess Aggregate Contributions for a Plan Year is the amount necessary to reduce the amount of his Company Matching and After-Tax Contributions to a maximum adjusted percentage, which shall be the highest percentage that would cause one of the tests in Section 3.7.1 to be met if each such Highly Compensated Employee who had an actual contribution percentage greater than the maximum adjusted percentage had, instead, such lower percentage. The Company Matching and After-Tax Contributions of the Highly Compensated Employees shall be adjusted in order, beginning with the Highly Compensated Employee(s) with the highest actual contribution percentage(s).

         3.7.6 Determination of Income or Loss. The income or loss allocable to Excess Aggregate Contributions shall be determined by multiplying the income or loss allocable to the Participant's Company Matching and After-Tax Contributions for the Plan Year calculated for such Plan Year by a fraction. The numerator of the fraction is such Participant's Excess

Aggregate Contributions for such Plan Year and the denominator is the sum of (i) the Participant's total Account balance attributable to Company Matching and After-Tax Contributions and amounts treated as Matching Contributions as of the beginning of the Plan Year, plus (ii) the Participant's Company Matching and After-Tax Contributions and amounts treated as Company Matching Contributions for the Plan Year.

             3.7.7 Family Aggregation. In the case of a Highly Compensated Employee whose actual contribution percentage is determined under Section 3.7.3, the determination of the amount of Excess Aggregate Contributions shall be made by reducing his actual contribution percentage as required under Section 3.7.5 and allocating the Excess Aggregate Contributions for the Highly Compensated Employee and his Family Members among each such Employee in proportion to his Company Matching and After-Tax Contributions.

         3.8 Aggregate Limitation on Before-Tax Contributions and Company Matching and After-Tax Contributions. The limitation on Before-Tax Contributions under Section 3.6 or the limitation on Company Matching and After-Tax Contributions under Section 3.7 shall be reduced, as determined by the Committee, to the extent necessary so that the sum of the average deferral percentage (as determined under Section 3.6.2) and the average contribution percentage (as determined under Section 3.7.2), for the eligible Highly Compensated Employees during the Plan Year does not exceed the "aggregate limit" on Before-Tax Contributions and Company Matching and After-Tax Contributions determined under this Section 3.6. The "aggregate limit" shall be the greater of:

             3.8.1 the sum of:

                   3.8.1.1  125% of the greater of:

                   (i) the average deferral percentage of the eligible Non-Highly Compensated Employees as determined under Section 3.6.2 for the Plan Year, or

                   (ii) the average contribution percentage of the
             eligible Non-Highly Compensated Employees as determined under
             Section 3.7.2 for the Plan Year, and

                        3.8.1.2 two plus the lesser of the amount determined
             under subsection (i) or (ii) immediately above, but not more than 200% of such lesser amount; or

             3.8.2 the sum of:

                      3.8.2.1  125% of the lesser of:

                      (i) the average deferral percentage of the eligible Non-Highly Compensated Employees as determined under Section
                  3.6.2 for the Plan Year, or

                      (ii) the average contribution percentage of the
                  eligible Non-Highly Compensated Employees as determined under
                  Section 3.7.2 for the Plan Year, and

                           3.8.2.2 two plus the greater of the amount determined
                  under subsection (i) or subsection (ii) immediately above, but not more than 200% of such greater amount.

         3.9      Plan Aggregation; Special Rule.

                  3.9.1 The actual deferral percentage under Section 3.6.2 and the actual contribution percentage under Section 3.7.2 for an eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Before-Tax Contributions, Company Matching Contributions or After-Tax Contributions allocated to his accounts under two or more plans described in section 401(a) or arrangements described in section 401(k) of the Code that are maintained by the Employer, shall be determined as if all such Before-Tax Contributions, Company Matching Contributions and After-Tax Contributions were made under a single arrangement.

                  3.9.2 For purposes of satisfying the limitation on Before-Tax Contributions of Section 3.6 and the limitation on Matching and After-Tax Contributions of Section 3.7, in the event that this Plan satisfies the requirements of section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of section 410(b) of the Code only if aggregated with this Plan, then actual deferral percentages under Section 3.6.2 and actual contribution percentages under
Section 3.7.2 of eligible Employees shall be determined as if all such plans were a single plan.

                  3.9.3 The determination and treatment of the actual deferral percentage and the actual contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         3.10 Changes or Suspension of Contributions. A Participant may change his Basic and Additional Contributions in the manner prescribed by the Administrative Committee.

Participant may suspend his Basic and Additional Contributions, or only his Additional Contributions, provided the Participant gives notice in the manner and time prescribed by the Administrative Committee. A Participant may resume contributions at any time that is at least six months following a suspension by giving notice in the manner and time prescribed by the Administrative Committee. Effective January 1, 1995, however, a Participant may resume contributions at any time following a suspension by giving notice in the manner and time prescribed by the Administrative Committee.

         3.11 Contributions Returnable to the Company. Matching Company Contributions, Additional Matching Company Contributions and Participant Before-Tax Contributions to the Trust Fund may be refunded to the Company, to the extent such refunds do not, in themselves, deprive the Plan of its qualified status, under the following circumstances and subject to the following limitations:

              3.11.1 Disallowance of Deduction. To the extent that a Federal income tax deduction is claimed by the Company and is disallowed by the Internal Revenue Service for any Contribution made by the Company, the Trustee shall refund to the Company the amount so disallowed, upon presentation of evidence of disallowance and a demand by the Company for such refund. Demand and repayment must be effectuated within one (1) year after the date of disallowance. Income and gains attributable to the excess contribution in the case of a mistake of fact or a disallowed deduction may not be recovered by the Participating Employer. Losses attributable to such contribution shall reduce the amount the Participating Employer may recover.

              3.11.2 Mistake of Fact. In the case of Matching Company Contributions or Before-Tax Contributions which are made, in whole or in part, by, reason of a mistake of fact (as for example, incorrect information as to the eligibility or Compensation of a Participant, or a mathematical error), so much of such contributions as is attributable to the mistake of fact shall be returned to the Company on demand, upon presentation to the Trustee of evidence of the mistake of fact and calculations as to the impact of such mistake. Demand and repayment must be effectuated within one (1) year after the date of payment of the Matching Company Contributions or Before-Tax Contributions to which the mistake applies.

                                   ARTICLE IV

                               INDIVIDUAL ACCOUNTS

         4.1 Establishment of Individual Accounts. The Administrative Committee shall maintain or cause to be maintained adequate records to reflect at all times the interest in the Trust Fund of each Participant. Such records shall be in the form of separate Individual Accounts for each Participant who has an interest in the Trust.


         4.2 Allocation of Contributions. Contributions for Participants shall be allocated to their Individual Accounts no less frequently than monthly.

         4.3 Allocation of Income and Expenses. Any earnings and losses, and any administrative expenses of each Investment Fund, shall be allocated as of each Valuation Date. Administrative expenses shall be allocated pursuant to the direction of the Administrative Committee, in a uniform manner treating all Participants who are active Employees similarly, and all Participants who are inactive Employees similarly.

         4.4 Allocation of Forfeitures. Any forfeitures to be allocated hereunder shall be applied by the Company to reduce Matching Company Contributions by an amount equal to the forfeitures.

         4.5 Investment Direction of Contributions. Any Contributions allocated to a Participant's Individual Accounts, except Additional Matching Company Contributions, may be invested in any and all of the Investment Funds as directed by the Participant, provided that the contributions invested in any such Fund shall be a percentage that is a whole number. Matching Company Contributions shall be invested in the same Investment Funds and the same proportions as selected by the Participant for his Basic Contributions. Additional Matching Company Contributions shall be first invested in Campbell Stock. Thereafter, the Additional Matching Company Contributions may be invested, if so elected by the Participant, in any of the Investment Funds.

             4.5.1 Change of Investment Directions. Any direction by a Participant for investment of Contributions to his Individual Accounts shall be deemed to be a continuing direction until changed. A Participant may change his investment direction for future Contributions, in multiples of 10%, on any date that the New York Stock Exchange is open for business in a manner prescribed by the Administrative Committee. Effective January 1, 1995, however, a Participant may change his investment direction for future Contributions in any whole percentage.

              4.5.2 Changes in Investments. A Participant may direct that all or any part, in multiples of 10%, of his Individual Accounts in the Investments Funds be changed into any other Fund on any date that the New York Stock Exchange is open for business in a manner prescribed by the Administrative Committee. Effective January 1, 1995, however, a Participant may change investments in either whole percentages or whole dollar amounts. Notwithstanding the above, however, a Participant who wishes to transfer money from a guaranteed investment contract Fund into a money market Fund must first transfer his interest into a non-money market Fund for a period of 90 days.

              4.5.3 Investments in Campbell Stock. Any Contributions allocated to a Participant's Individual Accounts that are invested in the Campbell Soup Company Stock Fund shall be used to purchase a proportional interest in the Campbell Soup Company Stock Fund that shall be measured in units of participation, rather than shares of Campbell Stock. Such units shall represent a proportionate interest in all of the assets of the Campbell Soup Company Stock Fund.

         4.6 Notification to Participants. At least once each Plan Year the Administrative Committee or its delegate shall advise each Participant of the value of his Individual Accounts.

                                    ARTICLE V

                                 DISTRIBUTIONS


         5.1 Amount of Distribution. The amount of any distribution that may be made under this Article V, except for installment payments under Section 5.4.2, shall be equal to that portion of the Participant's fully vested Individual Accounts to which he is entitled.


         5.2 Manner. Distributions of a Participant's Individual Accounts shall be made in a single payment or in installments in accordance with Section 5.4.2 as follows:

             5.2.1 All Investment Funds other than the Campbell Soup Company Stock Fund shall be distributed in cash; and

             5.2.2 The units in the Campbell Soup Company Stock Fund shall be converted to and distributed in shares, with cash representing the value of any fractional share, unless the Participant elects, in a manner prescribed by the Administrative Committee, to receive cash. Effective January 1, 1995, a Participant who terminates employment prior to reaching age 55 with Individual Accounts that in the aggregate are not valued at more than $3,500 as of the last date of the calendar quarter coincident with or immediately following his termination, shall receive a distribution pursuant to Section 5.3.2.2 and his units in the Campbell Soup Company Stock Fund shall be converted to and distributed in cash, unless the Participant elects to receive shares.

         5.3 Timing and Valuation of Distributions. The number of shares or units and values in Investment Funds shall be determined as of the following dates:

             5.3.1 Annual Withdrawals While an Employee. An Employee may make one withdrawal during each Plan Year and his Individual Accounts shall be valued as of the Valuation Date on or immediately following the date that the Employee requests the withdrawal.

             5.3.2 Termination of Employment.

                   5.3.2.1 Individual Accounts Greater Than $3,500. If a Participant who ceases to be an Employee and whose Individual Accounts are, in the aggregate, valued at more than $3,500, withholds consent to distribution, then the value of his Individual Accounts shall be determined as of the Valuation Date coincident with or, if not administratively practicable, next following the earlier of (A) his consent to distribution or (B) if he ceases to be an Employee before reaching age 55, his reaching Normal Retirement Age, or if he ceases to be an Employee on or after reaching age 55, March 15 of the year immediately following the year in which he reaches age 70-1/2.

                   5.3.2.2 Individual Accounts Not Greater Than $3,500. If a Participant ceases to be an Employee prior to reaching age 55 and whose Individual Accounts are, in the aggregate, not valued at more than $3,500 as of the last day of the calendar quarter coincident with or immediately following his termination, his Individual Accounts shall be distributed as soon as legally permissible and administratively practicable.

             5.3.3 Settlement At End of Deferral Period. As of the Valuation Date when deferral ends in accordance with Section 5.4.3.

             5.3.4 Settlement In the Event of Death of the Participant. As of the Valuation Date when the Participant's Beneficiary elects to receive the Participant's benefits under the Plan and has presented all necessary legal documents, provided that the Beneficiary must take a complete distribution of the Participant's Individual Accounts no later than one year following the Participant's date of death.

         5.4 Time of Payment.

             5.4.1 Payment shall be made as soon as practicable after the relevant date set forth in Section 5.3 unless the Participant elects installment payments as provided below.

             5.4.2 A Participant who separates from service on or after reaching age 55 may elect by giving notice to the Administrative Committee in the manner prescribed by the Administrative Committee, to receive his Individual Accounts in equal or substantially equal installment payments over a period certain specified by the Participant in such election, but in no event may such period (A) extend beyond the life expectancy of the Participant or the joint life expectancies of the Participant and his spouse, or (B) 15 years, whichever is less. Each installment payment shall equal the total balance in the Participant's Individual Accounts, divided by the amount of remaining installments that will be made, including the one to be made at the current time. A Participant may elect to receive installment payments on an annual, semi-annual, quarterly or monthly basis.

             5.4.3 A Participant who separates from service on or after reaching age 55 may defer payment of his Individual Accounts by not electing a distribution of his Individual Accounts. No such deferred distribution of a Participant's Individual Accounts may extend beyond the date specified in
Section 5.8. A Participant who defers under this Section 5.4.3 shall have the right to change Investment Funds in accordance with Section 5.5.

             5.4.4 If there is doubt as to who should receive a payment, the Administrative Committee shall direct the Trustee either to retain it until the rights thereto are determined or pay it to a court of appropriate jurisdiction, and in the latter case the Plan, Trust, Administrative Committee, Trustee and Company shall be under no further liability to anyone. Such payment shall not in any event be subject to any escheat provisions of any state, municipality or other governmental entity.

         5.5 Benefits in Excess of $3,500. If the value of the Participant's Individual Accounts exceeds $3,500, and the Participant is under Normal Retirement Age at the time set for distribution, the Participant must consent to such distribution. If the Participant does not consent, then the amounts credited to his Individual Accounts shall remain in those Individual Accounts until the earlier of his consent to distribution or attainment of Normal Retirement Age and his Individual Accounts shall be maintained in the same Investment Funds as at the time of his separation from service until distribution. Effective July 1, 1995, however, Participants who are no longer Employees shall have the same rights as to the investment of those Individual Accounts as are available to Participants who are Employees. Also effective July 1, 1995, the Administrative Committee may cause the Trustee to debit, quarterly in arrears, an amount not to exceed the annual participant fee charged by the Trustee against such Individual Accounts, whether or not such fees are being debited against Individual Accounts of Participants who are Employees, to reflect the costs of maintaining the Individual Accounts of Participants who are no longer Employees.

         5.6 Latest Date for Commencement of Benefits.

             5.6.1 Termination of Employment Before Age 55. Payments to a Participant who terminates employment prior to reaching age 55 shall in any event commence upon the Participant's reaching Normal Retirement Age.

             5.6.2 Termination of Employment At or After Age 55. A Participant who terminates employment on or after reaching age 55 shall have the right to receive payments upon such termination or to defer any payments until not later than March 15 of the calendar year following the year in which the Participant reaches age 70-1/2.

             5.6.3 Notwithstanding Section 5.6.1, if the amount of the distribution required to be made on a date determined under this Section 5.6.3 or under any other Section of the Plan cannot be ascertained by such date or if the Administrative Committee is unable to locate the Participant after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the later of (A) the date on which the amount of such payment can be ascertained under the Plan or (B) the date on which the Participant is located.

         5.7 Distribution Requirements. Distributions from the Plan shall be made in a single payment as soon as practicable after a Participant terminates service with the Company, except as otherwise provided in Sections 5.3 and 5.4.

         5.8 Commencement of Benefits. Subject to Sections 5.3.2.1 and 5.6, the accrued benefit of a Participant must be distributed, or commence to be distributed, no later than the April 1 following the calendar year in which such individual attains age 70-1/2, except for individuals who had attained age 70-1/2 before January 1, 1988.

         5.9 Death Distribution Provisions. If the Participant dies, whether before or after distribution of his Individual Accounts has commenced, the vested balance standing to the credit of his Individual Accounts shall be distributed in a single payment to the Participant's Beneficiary as soon as practicable after the death of the Participant, but in any event not later than one year after the date of death of the Participant.

         5.10 Retirement. Upon attaining his Normal Retirement Age, a Participant's nonforfeitable interest in his Individual Accounts shall be distributed in accordance with Section 5.1 unless the Participant is still employed or had reached age 55 at the time of his termination of employment.

         5.11 Participation After Normal Retirement Date. If a Participant does not retire on his Normal Retirement Date, but continues to be an Employee, he may continue to participate in the Plan until he retires. The Individual Accounts of a Participant who retires after his Normal Retirement Date shall continue to be fully vested and payment thereof shall be made in accordance with
Section 5.1.

         5.12 Death.

              5.12.1 Designation of Beneficiary.

                     5.12.1.1 In the event a Participant has a surviving spouse at his death, the spouse shall be the Participant's sole beneficiary, unless the spouse has previously consented to the payment of the Participant's Individual Accounts to another beneficiary as follows:

                              5.12.1.1.1 A Qualified Election for payment of a
Participant's Account to a beneficiary other than the spouse upon the Participant's death requires consent by the spouse in writing on the appropriate form filed with the Administrative Committee during the election period provided in subparagraph 5.12.1.1.2, below. To be effective, the spouse's consent to a Participant's designation of a non-spouse beneficiary must be irrevocable, must be witnessed by a notary public, and must specifically acknowledge either (i) the specific non-spouse beneficiary or (ii) the right of the spouse to limit the consent to a specific beneficiary. Notwithstanding this requirement, if the Participant establishes to the satisfaction of the Administrative Committee that written consent can not be obtained because there is no spouse or the spouse cannot be located, the Participant's designation of a non-spouse beneficiary will be effective without requiring the spouse's consent. Additionally, a revocation of a prior consent may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations or consents shall not be limited.

                              5.12.1.1.2 The election period for the spousal
consent shall begin on the first day of the Plan Year in which the Participant commences to participate in the Plan and ends on the earlier of the date of the Participant's death or the date benefit payments commence.

                     5.12.1.2 Each Participant may designate in writing a Beneficiary to receive all benefits from his Individual Accounts which may become payable in the event of his death. The designation shall be made on a form furnished by the Administrative Committee. The designation of Beneficiary may include contingent Beneficiaries; Beneficiaries need not be individuals. A Participant may, at any time, revoke or change his designation by completing the appropriate form, but a designation of Beneficiary on file with the Administrative Committee shall remain in effect until it is revoked or replaced by a new designation form. If a Participant fails to designate a Beneficiary, or if the Beneficiary designation is no longer valid, the amount payable upon the death of the Participant shall be paid to his surviving spouse, and if none, to his estate.

                     5.12.1.3 A Participant's beneficiary designation and related spousal consent, if any, filed pursuant to the Previous Plan shall remain in effect for his Individual Accounts under the Plan until it is revoked or replaced by a new designation form.

              5.12.2 Distribution. Upon the death of a Participant who is employed at the time of his death, his Beneficiary shall be fully vested with respect to his Individual Accounts and payment shall be made in the form of a single lump sum payment as soon as administratively practicable following the end of the month in which the Participant died. Effective upon a Participant's death on or after January 1, 1995, the Participant's Beneficiary shall have the option to defer distribution of the Participant's Individual Accounts for no longer than one year following the Participant's date of death.

         5.13 Other Termination of Employment. If a Participant's employment with the Company terminates for any reason other than his retirement, death or Disability, such Participant shall be entitled to the distribution of the balance of his Individual Accounts, except that the portion of his Matching Company Contributions Account which is not vested shall be forfeited.

                   5.13.1 Forfeitures. A Participant to whom this Section 5.13 is applicable shall forfeit that portion of his Matching Company Contributions Account to which he is not entitled under Section 2.3 and the amount thus forfeited shall remain in the Trust and shall, after the Participant has a one-year Break-in-Service, be released for allocation pursuant to Section 4.4. If a former Participant who has received a distribution becomes an Employee again before having a one-year Break-in-Service and makes the repayment described in Section 5.13.2, the amount otherwise forfeitable will be restored to his Matching Company Contributions Account. If a former Participant becomes an Employee again after having a one-year Break-in-Service but before having five (5) consecutive Breaks-in-Service and makes the repayment described in
Section 5.13.2, a special contribution, equal to the forfeited amount, unadjusted by income, gains or losses, will be made to restore such forfeited amount to his Matching Company Contributions Account. Such special contribution shall, to the extent possible, be made from any other Participant's forfeitures then available for allocation hereunder and, to the extent such other forfeitures are not sufficient, a special contribution shall be made by the Company. If a former Participant who has not received a distribution of his Individual Accounts becomes an Employee again before having five (5) consecutive Breaks-in-Service, such Participant will not have to make the repayment required by Section 5.13.2 before his Matching Company Contributions Account is restored.

                   5.13.2 In order to receive the restoration described in
Section 5.13.1, the Participant must, after his reentry into the Plan, and before he incurs five (5) consecutive Breaks-in-Service and within five (5) years of his reemployment with the Company, repay to the Plan the amount of any distribution he received on account of such Break-in-Service (except for the amount attributable to Rollover Contributions and Additional Contributions).

              5.14 In-Service Annual Withdrawal. Each Participant, by notifying the Administrative Committee in the manner prescribed by the Administrative Committee before the effective date of the withdrawal, may withdraw on any date any amounts from any of his Individual Accounts, while an Employee, subject to the following. A Participant who has five (5) years of continuous participation in the Plan (including years of participation in the Previous Plan provided all of his accounts from the Previous Plan are transferred to this Plan) may withdraw all or a portion of the balances in his Individual Accounts, except for his Before-Tax Account. A Participant who has attained age 59-1/2 may also withdraw all or a portion of his Before-Tax Account. The withdrawal, other than a total withdrawal, must be in multiples of $100 or in full shares with a value in excess of $100. Effective January 1, 1995, any withdrawal that is less than all of the balance of an Individual Account must be designated in dollar amounts, whether paid in cash or shares of Campbell Stock, but does not need to be in multiples of $100. Annual Withdrawals are limited to one per Plan Year.

              5.15 In-Service Hardship Withdrawal - General Rules. An eligible Participant may, while an Employee, elect to withdraw up to 100% of his Before-Tax Contributions, and earnings credited on those contributions through December 31, 1988. Such election shall be in the manner prescribed by the Administrative Committee. A Participant is eligible to make a hardship withdrawal under this Section 5.15 only if the withdrawal is for a purpose that the Administrative Committee determines is a Qualified Emergency, as defined in
Section 5.16, and the requirements of Section 5.17 are met.

              5.16 Definition of Qualified Emergency. As used in this Article V, the term "Qualified Emergency" means an immediate and heavy financial hardship of the Participant. The following circumstances, and no others, meet the definition of "Qualified Emergency":

                   5.16.1 payment of tuition and related educational expenses for the next 12 months of post-secondary education for the Participant or his spouse, child or dependent;

                   5.16.2 payment of unreimbursed medical expenses described in section 213(d) of the Code that have been incurred by the Participant, his spouse or dependent or a distribution necessary for such persons to obtain medical care described in section 213(d) of the Code;

                   5.16.3 the purchase (excluding mortgage payments) of the Participant's principal residence;

                   5.16.4 the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; and

                   5.16.5 any other expense that is deemed to be a Qualified Emergency expense by the Internal Revenue Service.

              5.17 Requirements for Hardship Withdrawal. A hardship withdrawal under Section 5.15 shall be permitted only if the following requirements are met:

                   5.17.1 the distribution does not exceed the amount of the Qualified Emergency expense (including a reasonable amount to enable the Participant to pay taxes and penalties on such withdrawal);

                   5.17.2 the Participant has obtained all distributions, other than hardship withdrawals, and all non-taxable loans currently available under all plans maintained by the Company, unless obtaining such loan would increase the severity of the Participant's hardship;

                   5.17.3 the Plan and all other plans maintained by the Company suspend Before-Tax Contributions and other contributions by the Participant for at least 12 months after the receipt of the hardship withdrawal; and

                   5.17.4 the Plan and all other plans maintained by the Company provide that the Participant may not make Before-Tax Contributions for the Participant's taxable year immediately following the taxable year of the hardship withdrawal in excess of the applicable limit imposed on Before-Tax Contributions under Section 3.3 for such taxable year, less the amount of the Participant's Before-Tax Contributions for the taxable year of the hardship withdrawal.

If the Secretary of the Treasury prescribes additional methods for meeting the requirements for hardship withdrawal, such additional methods shall be incorporated herein by reference.

              5.18 Order of Withdrawals from Participant's Individual Accounts. Withdrawals under Sections 5.14 and 5.15 shall be made from the Participant's Individual Accounts in the order indicated below and no amount may be withdrawn from an account until the balance of the preceding account is zero. Effective January 1, 1995, a Participant is not subject to the hierarchy in this Section 5.18, although distributions made from a Participant's Post-1986 Participant After-Tax Account shall be made in accordance with Section 5.18.2.

                   5.18.1 Withdrawal of Pre-1987 Participant After-Tax Account. The amount to be withdrawn may be all or any portion of his Affiliate Plan Contributions credited as of December 31, 1986.

                   5.18.2 Withdrawal From Post-1986 Participant After-Tax Account. The amount to be withdrawn may be all or any portion of his Contributions credited after December 31, 1986, provided that the amount to be withdrawn shall consist partially of After-Tax Contributions and partially of taxable earnings and gains thereon. The amount consisting of After-Tax Contributions shall be the portion of the amount to be withdrawn that bears the same ratio to the amount to be withdrawn as the balance of post-1986 After-Tax Contributions bears to the balance of the entire account. The remaining amount shall be earnings and gains. In the alternative, effective January 1, 1995, a Participant may make a withdrawal from this Account consisting solely of earnings and gains.

                   5.18.3 Withdrawal of Earnings and Gains on Pre-1987 After-Tax Participant Contributions. The amount to be withdrawn may be all or any portion of the total of the investment earnings and gains, if any, then held in the Pre-1987 Participant After-Tax Account.

                   5.18.4 Withdrawal From Rollover Account. The amount to be withdrawn may be all or any portion of the balance of the Rollover Account.

                   5.18.5 Withdrawal From Matching Company Contributions Account. The amount to be withdrawn may be all or any portion of the balance of the Matching Company Contributions Account, provided it is 100% vested.

                   5.18.6 Withdrawal From Before-Tax Account. The amount to be withdrawn may be all or any portion of the Participant's contributions to his Before-Tax Account.

              5.19 Direct Transfers - Eligible Rollover Distributions. Effective January 1, if one or more distributions from a Participant's Individual Accounts constitutes an "eligible rollover distribution," within the meaning of section 402(c)(4) of the Code, the Participant may elect to have all or a portion of the distribution paid directly to an individual retirement account or annuity (an "IRA") or a plan qualified under Code section 401(a) or 403(a) (collectively, an "eligible retirement plan"). The Participant may not elect to have portions of an eligible rollover distribution paid directly to more than one eligible retirement plan. In addition, the Participant will not be permitted to elect a direct rollover with respect to eligible rollover distributions that are reasonably expected to total less than $200 during the year. The Administrative Committee shall direct the Trustee to make such payment upon receipt from the Participant of the name of the eligible retirement plan to which such payment is to be made, a representation that the eligible retirement plan is an IRA or a plan qualified under section 401(a) or 403(a) of the Code, and such other information and documentation as the Administrative Committee may reasonably require to authorize such payment. The Participant's election to make or not to make a direct rollover with respect to one distribution that is part of a series of payments will apply to all future distributions until the Participant subsequently changes the election. If the Participant fails to elect whether or not a distribution is to be paid in a direct rollover, the Participant will be deemed to have elected not to have any portion of the distribution paid in a direct rollover. This Section shall apply, to the extent required by law, to a Beneficiary who is the Participant's surviving spouse and to a spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, except that only an IRA will be deemed to be an eligible retirement plan with respect to a surviving spouse of a deceased Participant.

                                   ARTICLE VI

                              LOANS TO PARTICIPANTS


              6.1 Plan Loans. The Administrative Committee may cause the Trustee to lend to any Participant who applies for a loan the amount applied for by the Participant, upon such terms as the Administrative Committee may see fit, subject to all of the requirements of Section 6.2.


              6.2  Loan Requirements.Loan Requirements

                   6.2.1 Such loans shall be made available to all Participants subject only to each such Participant's demonstration, on the basis of uniform and non-discriminatory rules and procedures established by the Administrative Committee, of his ability to repay the loan, plus interest.

                   6.2.2 In no event shall a Participant take more than one loan during any Plan Year, and no more than one loan shall be outstanding at any time.

                   6.2.3 The amount of the loan, when added to the outstanding balance of all prior loans to such Participant, shall not exceed the lesser of:

                         6.2.3.1 $50,000, reduced by the excess (if any) of (i)
the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made, over (ii) the outstanding balance of loans from the Plan immediately before the loan in question was made; or

                         6.2.3.2 50% of the amount in the Participant's
Individual Accounts that is fully vested.

                   6.2.4 The amount of any loan shall be at least $1,000.

                   6.2.5 An amount equal to the principal amount of the loan shall be security for such loan.

                   6.2.6 Any such loan shall be repaid, in the case of a Participant who is an Employee by payroll withholding or by installment payments in the case of a Participant who is not an Employee, as determined by the Administrative Committee; provided that such repayments shall be made not less frequently than quarterly on the basis of substantially level amortization, with full repayment within four and one half years from the date the loan is made.

                   6.2.7 No loans shall be granted to any Employee or his Beneficiary that provide for a repayment period extending beyond such Employee's Normal Retirement Date; provided, however, effective January 1, 1995 loans shall be granted regardless of whether the repayment period extends beyond an Employee's Normal Retirement Date.

                   6.2.8 Such loan shall bear a fixed or variable rate of interest commensurate with the interest rates charged by persons in the business of lending money for loans that would be made under similar circumstances, as determined by the Administrative Committee from time to time and set forth in the Trust Agreement.

                   6.2.9 The loan amount shall be debited against the Participant's Investment Accounts and repayments of principal and interest shall be credited to such accounts.

                   6.2.10 The Participant shall agree at the time the loan is made that the outstanding principal and interest on the loan at the time the Participant or his Beneficiary receives a distribution under Article V shall be deducted from the amount otherwise distributable to such Participant or Beneficiary.

                   6.2.11 No note or other document evidencing any such loan shall be negotiable or otherwise assignable.

              6.3 Failure to Make Timely Payment. In the event an installment payment is not paid within 90 days following the due date of an installment the loan shall be in default. At that time, the Administrative Committee or its delegate shall accelerate the loan and to reduce the Participant's Individual Accounts by the amount of the unpaid loan balance, including interest then due. If the Participant's Individual Accounts must be used to pay any loan that is in default, the various accounts shall be reduced in the same sequence as that used for withdrawals, which is set forth in Section 5.18.

              6.4 Termination of Employment. In the event of the termination of an Participant's employment before a loan is repaid in full, the unpaid balance thereof, together with interest immediately due thereon, shall become due and payable; and the Trustee shall first satisfy the indebtedness from the amount payable to the Participant or to the Participant's Beneficiary in the case of his death, before making any payments to the Participant or to the Participant's Beneficiary.

              6.5 Loans to Former Employees. The Administrative Committee shall have the right to allow any Participant who ceases to be an active Employee and who is a "party in interest," as that term is defined in ERISA section 3(14), to borrow from the Plan under terms and conditions reflecting valid economic differences between active Employees and Participants who are not active Employees that would be considered in a normal commercial setting, such as the unavailability of payroll deductions for repayment. Any loan made to a Participant who is not receiving regular pay from the Company shall be repaid by substantially equal monthly installments. The Administrative Committee shall cause the Trustee to impose an annual fee for the administration of each such loan.

              6.6 Segregated Investment. The loan shall be made from the Participant's available Investment Funds on a pro-rata basis. The loan shall be considered as a segregated investment of the Participant.

              6.7 General Administration. The Trustee and the Administrative Committee or its delegate shall have the right to establish such procedures as may be reasonable, necessary or desirable to carry out the provisions of this
Article VI.

                                   ARTICLE VII

                           ADMINISTRATION OF THE PLAN

              7.1 General. The Plan shall be administered by the Administrative Committee consisting of one or more persons who may, but need not, be Employees or members of the Board of Directors, to be appointed by and serve at the pleasure of the Board of Directors. The members of the Administrative Committee shall elect a chairman. They shall also elect a secretary who may, but need not, be one of the members of the Administrative Committee. The members of the Administrative Committee shall be deemed to be the "named administrators and fiduciaries" of the Plan for purposes of compliance with the fiduciary responsibility provisions of ERISA.

              7.2 Action by the Committee. A majority of the members of the Administrative Committee at any time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Administrative Committee shall be approved by vote of a majority of those present at a meeting of the Administrative Committee. Action may be taken without a meeting pursuant to an instrument in writing signed by a majority of the members of the Administrative committee. No member of the Administrative Committee may act on a matter specifically relating to his own participation under the Plan.

              7.3 Powers. The Administrative Committee shall have the following specific powers, in addition to all other powers which may be implied hereunder as necessary to carry out the provisions of the Plan:

                   7.3.1 To make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan and the transaction of related business;

                   7.3.2 To interpret the Plan and to decide any and all matters arising thereunder, including the right to remedy possible ambiguities, inconsistencies or omissions;

                   7.3.3 To compute the amount of benefits which shall be payable to any Participant or Beneficiary in accordance with the provisions of the Plan;

                   7.3.4 To authorize disbursements from the Trust (any instructions of the Administrative Committee to the Trustee to be in writing and signed by a designated member of the Administrative Committee or by some other authorized delegate);

                   7.3.5 To employ independent public accountants to examine the books, records, and any financial statements and schedules which are required to be included in annual reports;

                   7.3.6 To file with the appropriate government agencies annual reports, plan descriptions, summary plan descriptions, and other documents;

                   7.3.7 To furnish Participants with summary plan descriptions;

                   7.3.8 To delegate to one or more of the members of the Administrative Committee the right to act in its behalf in all matters connected with the administration of the Plan and Trust;

                   7.3.9 To delegate to any individuals such of the above powers and duties as the Administrative Committee deems appropriate;

                   7.3.10 To appoint a Trustee for the purposes provided in
Article VIII, and to approve, amend or terminate any agreements with such Trustee, and to employ advisors, including but not limited to attorneys, independent public accountants and actuaries, and such other technical and clerical personnel as may be required in the Administrative committee's discretion for the proper administration of the Plan; and

                   7.3.11 To amend the Plan, consistent with the authority granted under Article IX.

              7.4 Exclusive Benefit Rule. The Administrative Committee shall administer the Plan for the exclusive benefit of Participants and their Beneficiaries.

              7.5 Plan Interpretation. The Administrative Committee shall have the authority and responsibility to interpret and construe the Plan and to decide all questions arising thereunder, including without limitation, questions of eligibility for participation, eligibility for benefits, Investment Account balances, and the timing of the distribution thereof, and shall have the authority to deviate from the literal terms of the Plan to the extent the Administrative Committee shall determine to be necessary or appropriate to operate the Plan in compliance with the provisions of applicable law.

              All interpretations, determinations and decisions of the Administrative Committee hereunder shall be final, conclusive and binding upon the Company, Participants, Beneficiaries, and all other persons having any interest under the Plan to the extent permitted by ERISA; provided, that all such interpretations, determinations and decisions shall be applied in a uniform manner to all similarly situated Participants, Beneficiaries or any other persons having any interest in the Plan.


              7.6 Claims Procedure. Any denial by the Administrative Committee of any claim for benefits under the Plan by a Participant or Beneficiary shall be stated in writing by the Administrative Committee and delivered or mailed to the Participant or Beneficiary. The Administrative Committee shall furnish the claimant with notice of the decision not later than ninety days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90 day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrative Committee expects to render the final decision.

              The notice of the Administrative Committee decision shall be written in a manner calculated to be understood by the claimant and shall include (i) the specific reasons for the denial, including, where appropriate, references to the Plan, (ii) any additional information necessary to perfect the claim with an explanation of why the information is necessary, and (iii) an explanation of the procedure for perfecting the claim. The claimant shall have 60 days after receipt of written notification of denial of his claim in which to file a written appeal with the Administrative Committee. As a part of any such appeal, the claimant may submit issues and comments in writing and shall, on request, be afforded an opportunity to review any documents pertinent to the perfection of his claim. The Administrative Committee shall render a written decision on the claimant's appeal ordinarily within 60 days of receipt of notice thereof but, in no case, later than 120 days.

              7.7 Responsibilities and Reports. The Administrative Committee may pursuant to a written resolution allocate among one or more of its members specific responsibilities under the Plan and the Administrative Committee may name other persons to carry out such responsibilities. The Administrative Committee will be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports which are furnished by any actuary, accountant, controller, counsel or other person who is employed or engaged for such purposes.

                                  ARTICLE VIII

                           ADMINISTRATION OF THE TRUST


              8.1 Appointment of Trustee. The Administrative Committee shall appoint one or more individuals, banks or trust companies to serve as Trustee to administer all contributions paid to the Trust. Such Trustee or Trustees shall serve at the pleasure of the Administrative Committee and shall have such rights, powers and duties as are contained in the Trust Agreement.


              8.2 Management of Trust Assets. All Contributions to the Plan shall be delivered to the Trustee. All such Contributions shall be invested and managed upon such terms and in such manner as set forth in the Plan and Trust Agreement.

              8.3 Voting Campbell Stock. The number of shares of Campbell Stock reflecting a Participant's proportional interest in the Campbell Soup Company Stock Fund in the Participant's Individual Accounts shall be voted by the Trustee, in accordance with instructions from such Participant providing for a single direction as to Campbell Stock held in all of his Individual Accounts. Campbell shall provide Participants with notices and information statements when voting rights or other rights are to be exercised, the content of which must generally be the same as for all holders of Campbell Stock. Shares for which no instructions are received shall not be voted by the Trustee. Campbell may solicit Participants for voting instructions in much the same manner as it does for the registered holders of Campbell Stock.

              8.4  Tender Offer. Tender Offer

                   8.4.1 The provisions of this Section shall apply in the event any person, either alone or in conjunction with others, makes a tender offer, or exchange offer, or otherwise offers to purchase or solicits an offer to sell to such person one percent or more of the outstanding shares of Campbell Stock (herein referred to as a "Tender Offer").

                   8.4.2 The Trustee may not take any action in response to a Tender Offer except as otherwise provided in this Section 8.4. Each Participant may direct the Trustee to sell, offer to sell, exchange or otherwise dispose of the number of shares of Campbell Stock reflecting the Participant's proportional interest in the Campbell Soup Company Stock Fund allocated to such Participant's Individual Accounts in accordance with the provisions, conditions and terms of such Tender Offer and the provisions of this Section ; provided, however, that such directions from Participants shall be confidential and shall not be divulged by the Trustee to anyone, including the Company or any director, officer, employee or agent of the Company, it being the intent of this provision of this Section 8.4.2 to ensure that the Company (and its directors, officers, employees and agents) cannot determine the direction given by any Participant. Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee may prescribe.

                   8.4.3 The Trustee shall sell, offer to sell, exchange or otherwise dispose of the number of shares of Campbell Stock reflecting the Participant's proportional interest in the Campbell Soup Company Stock Fund allocated to the Participant's Individual Accounts with respect to which it has received directions to do so under this Section for Participants. The proceeds of a disposition directed by a Participant from the Campbell Soup Company Stock Fund under this Section shall be allocated to such Participant's Individual Accounts and be governed by the provisions of Section 8.4.3 and other applicable provisions of the Plan. Such proceeds, even if allocated to a Participant's Individual Accounts under the Plan may, in the discretion of the Trustee, constitute one or more separate investment funds under the Plan governed, nevertheless, by the provisions of this Section 8.4.3 and other applicable provisions of the Plan and Trust.

                   8.4.4 To the extent to which Participants do not instruct the Trustee or do not issue valid directions to the Trustee to sell, offer to sell, exchange or otherwise dispose of the number of shares of Campbell Stock reflecting the Participant's proportional interest in the Campbell Soup Company Stock Fund allocated to their Individual Accounts, such Participants shall be deemed to have directed the Trustee that such shares remain invested in Campbell Stock subject to all provisions of the Plan, including Section 8.4.3., and the Trust.

                   8.4.5 Campbell may direct the substitution of new employer securities for Campbell Stock or for the proceeds of any disposition of Campbell Stock to the extent provided in the Plan. Pending the substitution of new employer securities or the termination of the Plan and Trust, the Trust may be invested in such securities as Campbell (or other fiduciary identified by the Board of Directors for such purpose) may from time to time direct; provided, however, in the absence of any direction from Campbell or other fiduciary the Trustee may invest the cash proceeds in short-term securities issued by the United States of America or any agency or instrumentality thereof or any other investments of a short-term nature, including corporate obligations or participations therein and interim collective or common investment funds.

                                   ARTICLE IX

                AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN


              9.1  Right to Amend, Terminate or Suspend the Plan. Suspend the
Plan


                   9.1.1 Board of Directors. The Board of Directors expressly reserves the right to amend, terminate or suspend the Plan at any time and in any particular manner, and Campbell or any Participating Employer reserves the right to terminate the Plan with respect to its employees through action by its respective board of directors, provided that no amendment or termination of the Plan may be made which would permit any part of the Plan or the Trust Assets to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries, or which would diminish any rights accrued for the benefit of Participants or their Beneficiaries prior to the effective date of the amendment. The Plan may be amended, retroactively, however, if necessary, to conform the Plan to, or satisfy the conditions of any law, governmental regulation or ruling, or to permit the Plan to meet the requirements of the Code or ERISA.

                   9.1.2 President and Administrative Committee. Subject to the restrictions in Section 9.1.1, the Administrative Committee or the President of Campbell may amend the Plan at any time and from time to time, provided that no such amendment shall (i) increase the costs of the Plan to the Company unless the amendment is required by the Internal Revenue Code or the Employee Retirement Income Security Act, or (ii) substantially change the form of the benefits under the Plan. Any such amendment shall be in writing, signed by a member of the Administrative Committee or by the President of Campbell, as applicable, and filed with the Secretary of Campbell; provided that the Board of Directors shall have exclusive authority to amend Appendix D, relating to a change in control, consistent with the provisions of such Appendix.

              9.2  Plan Termination. Plan Termination

                   9.2.1 Right to Discontinue Contributions and to Terminate Plan and Trust. Campbell has established the Plan with the intention and expectation that from year to year it will be able to make its contributions as herein provided. However, Campbell realizes that circumstances not now foreseen or circumstances beyond its control may make it either impossible or inadvisable to continue to make its contributions as herein provided. In such event, Campbell, through action by the Board of Directors, shall have the power to discontinue contributions to the Plan and Trust or to terminate the Plan and/or Trust by an appropriate resolution, which shall specify the date of termination. A certified copy of such resolution or other action shall be delivered to the Administrative Committee and the Trustee.

                   9.2.2 Continuance of Trust after Complete Discontinuance of Contributions to Plan. Upon complete discontinuance of Contributions to the Plan, the rights of affected Participants under the Plan and Trust shall become fully vested and nonforfeitable, notwithstanding any other provisions of the Plan, but in all other respects the Plan and the Trust shall continue in effect, and be administered in accordance with the provisions of the Plan and the Trust Agreement.

                   9.2.3 Vesting Upon Termination or Partial Termination. If the Plan is terminated or partially terminated, as defined in section 411(d)(3) of the Code, all nonvested amounts then standing to the credit of the Individual Accounts of the Participants affected by such termination or partial termination and who are then employed by the Participating Employer, or who have been credited with a Year of Service during the Plan Year in which the termination or partial termination occurs in the case of a Participant who is not employed by the Participating Employer as of the date of termination or partial termination, shall immediately vest and be nonforfeitable.

                   9.2.4 Distribution of Trust Assets. Upon termination or partial termination of the Plan, notwithstanding any other provisions of the Plan, the Trustee, at the direction of the Administrative Committee, shall make payment of such amounts in accordance with Section 5.1, no later than the time prescribed for the commencement of such payments provided in Section 5.6; provided that the Participating Employer has not established or does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code) that constitutes a "successor plan" within the meaning of Treas. Reg. Section 1.401(k)-1(d)(3), or other applicable authority. Upon final termination of the Trust, at such time as shall be determined by Campbell after notification to the Administrative Committee, the Administrative Committee shall direct the Trustee to liquidate the assets held in Individual Accounts and, after payment of all expenses and proportional adjustment of each Participant, to reflect income or losses to the date of termination, to distribute the balance of each Participant's Individual Accounts to each Participant, retired Participant, or, if appropriate, to the Participant's Beneficiary.

                   9.2.5 Distributees whose Whereabouts are Unknown. In the case of any Participant or Beneficiary whose whereabouts are unknown at the time of distribution upon termination of the Plan or the Trust, the Administrative Committee shall notify him at the last known address by certified mail with return receipt requested of his right to such a benefit. If the Participant or Beneficiary cannot be located in this manner, the Participant's entire interest in his Individual Accounts shall be forfeited, provided however that such forfeiture shall be restored fully if the Participant or his Beneficiary claims a benefit under the Plan. Notwithstanding the preceding sentence, upon the distribution of all Trust Assets, the Trustee shall be discharged from all obligations under the Plan and the Trust and no Participant or Beneficiary shall have any further rights or claims thereunder.

              9.3 Certain Sales. In the event that Campbell or a Participating Employer sells all or substantially all of the assets used in a trade or business and, as a result, a Participant becomes an employee of the acquiring company, distribution of the Participant's Individual Accounts shall be made in the manner prescribed in Section 6.1 as soon as practicable after such sale. In the event that all or substantially all of the capital stock of a Participating Employer is sold, distribution of Participant's Individual Accounts shall be made in the manner prescribed in Section 6.1 as soon as practicable after such sale, regardless of whether the Participant remains in the employ of the Participating Employer or becomes an employee of the acquiring company.

                                    ARTICLE X

                                  MISCELLANEOUS


              10.1 Facility of Payment. If any Participant, former Participant or Beneficiary, in the judgment of the Administrative Committee, is legally, physically or mentally incapable of personally receiving and acknowledging any payment due hereunder, payment may be made to the guardian or other legal representative of such Participant, former Participant or Beneficiary or to such other person or institution who, in the opinion of the Administrative Committee, is then responsible for his maintenance or custody. Such payment shall constitute a full discharge of the Plan, the Trust and the Administrative Committee.


              10.2 Indemnification. The members of the Administrative Committee shall be indemnified by Campbell to the full extent permitted by law and Campbell Bylaws against any and all liability arising by reason of any act or failure to act made in good faith by them with respect to the Plan or Trust, including, without limitation, expenses reasonably incurred in the defense or settlement of any claim.

              10.3 Employment Not Guaranteed by Plan. Nothing contained in the Plan shall be construed as a contract of employment between the Company and any Employee, or as a right of any Employee to be continued in the employment of the company, or as it limitation on the right of the Company to discharge an Employee, whether with or without cause.

              10.4 Limitation of Liability. No Participant shall have any right to, or interest in, any part of the Trust Assets during or upon termination of his employment with the Company or otherwise, except to the extent of the benefits to which he is entitled under the Plan. All benefits under the Plan shall be paid solely out of the property and assets of the Trust, and the Company, the Trustee, and any member of the Administrative Committee shall have no liability in any manner for such benefits.

              10.5 Nonalienation of Benefits. No benefit or interest available hereunder may be subject to assignment or alienation, either voluntarily or involuntarily, except in the case of a qualified domestic relations order, as defined in Code section 414(p).

              10.6 Merger of Plans. In the case of any merger or consolidation of the Plan or the Trust with, or transfer of the assets or liabilities of the Plan or Trust to, any other plan, the terms of such merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of the Plan or its successor immediately thereafter) a benefit which is no less than he would have received in the event of termination of the Plan immediately before such merger, consolidation or transfer.

              10.7 Construction. Provisions of the Plan shall be construed, administered and enforced in accordance with ERISA, and to the extent not preempted by federal law, with the laws of New Jersey.

              10.8 Unclaimed Benefits. Any benefits payable to a Participant or Beneficiary which are not claimed for a period of five (5) years from the date of entitlement as determined by the Administrative Committee and following a diligent effort to locate such Participant or Beneficiary, including sending a notice to the IRS and requesting the IRS to forward the notice to the missing Participant or Beneficiary, and with the approval of the Administrative Committee, shall be forfeited and applied in accordance with Section 4.4, provided that such forfeited benefits shall be reinstated if a claim for such forfeited benefits is made by the Participant or Beneficiary.

                     APPENDIX A TO THE CAMPBELL SOUP COMPANY
                SAVINGS AND 401(k) PLAN FOR HOURLY-PAID EMPLOYEES

                             PARTICIPATING EMPLOYERS

              In addition to Campbell, the following Employers have been designated as Participating Employers in the Plan pursuant to Section 1.31 of the Plan:


Participating              Approved               Approved      Effective
Affiliate                  Locations              Groups        Date of Approval
---------                  ---------              ------        ----------------

Campbell Soup Company      Maxton, NC             All           April 1, 1990
                           Paris, TX              All           August 1, 1994
                           Sacramento, CA         All           January 1, 1995
                           Fayetteville, AR       All           April 1, 1995
                           Tecumseh, NE           All           April 1, 1995
                           Worthington, MN        All           April 1, 1995
                           Napoleon, OH           All           August 1, 1995
                           Davis, CA              All           August 1, 1995
                           Modesto, CA            All           December 1, 1995
                           Omaha, NE              All           April 1, 1996
                           Wauseon, OH            All           April 1, 1996

Godiva Chocolatier,
Inc.                       Reading, PA            All           April 1, 1990

Joseph Campbell
Company                    Milwaukee, WI          All           April 1, 1990
                           Marshall, MI           All           April 1, 1995
                           Douglas, GA            All           April 1, 1995


                                     -A-1-

Pepperidge Farm,
Incorporated               Aiken, SC              All           April 1, 1989
                           Downers Grove, IL      All           April 1, 1989
                           Downingtown, PA        All           April 1, 1989
                           Grand Prairie, TX      All           April 1, 1989
                           Lakeland, FL           All           April 1, 1989
                           Norwalk, CT            All           April 1, 1989
                           Richmond, UT           All           April 1, 1989
                           Willard, OH            All           April 1, 1989

Pepperidge Farm Mail
Order Company, Inc.        Clinton, CT            All           April 1, 1989

Vlasic Foods, Inc.         Bonduel, WI            All           January 1, 1995
                           Millsboro, DE          All           January 1, 1995

Campbell's Fresh, Inc.     Howe, IN               All           April 1, 1995
                           Jackson, OH            All           August 1, 1995
                           Blandon, PA            All           October 1, 1995
                           Fennville, MI          All           December 1, 1995
                           West Chicago, IL       All           December 1, 1995
                           Hillsboro, TX          All           December 1, 1995
                           Pescadero, CA          All           April 1, 1996
                           Dudley, GA             All           June 1, 1996

                                                     Current as of: June 1, 1996

                                     -A-2-

                     APPENDIX B TO THE CAMPBELL SOUP COMPANY
                SAVINGS AND 401(k) PLAN FOR HOURLY-PAID EMPLOYEES

                              TOP HEAVY PROVISIONS


              B.1 Top-Heavy Requirements. Notwithstanding anything in the Plan to the contrary, for any Plan Year that the Plan is a Top-Heavy Plan, the Plan shall meet the requirements of this Appendix B.

              B.2 Definitions: For purposes of this Appendix B only, the following terms shall have the meanings set forth below:

                   B.2.1 "Employer" means the employer that adopts the Plan, and all members of a controlled group of corporations (as defined in Code section 414(b), as modified by Code section 415(h)), commonly controlled trades or businesses (as defined in Code section 414(c) as modified by Code section 415(h)), or affiliated service groups (as defined in Code section 414 (m)) of which the employer is a part.

                   B.2.2 "Key Employee" means (A) any employee or former employee (and the beneficiaries of any such employee) who at any time during the determination period was an officer of the Employer, if such individuals annual compensation exceeds 150 percent of the dollar limitation under Code section 415(c)(1)(A), (B) an owner (or considered an owner under Code section 318) of one of the ten largest interests in the employer if such individuals compensation exceeds 100% of such dollar limitation, (C) a 5% owner of the employer, or (4) a 1% owner of the employer who has an annual compensation of more than $150,000. The "determination period" is the Plan Year containing the Determination Date and the 4 preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Code section 416(i)(1) and the regulations thereunder.

                   B.2.3 "Non-Key Employee" means any Employee who is not a Key Employee.

                   B.2.4 "Super Top-Heavy Plan" means the Plan if it would be a Top-Heavy Plan if "90%" were substituted for "60%" each time it appears in Section B.2.5

                   B.2.5 "Top-Heavy Plan" means this Plan if any of the following conditions exists:


                                     -B-1-

                         B.2.5.1 If the Top-Heavy Ratio for the Plan exceeds 60%
and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans, or

                         B.2.5.2 If the Plan is a part of a Required Aggregation
Group of plans (but which is not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the group of plans exceeds 60%.

                         B.2.5.3 Notwithstanding the above, the Plan shall not
be a Top-Heavy Plan if it is included in a Permissive Aggregation Group, and after such inclusion the Top-Heavy Ratio for the group does not exceed 60%.

                   B.2.6 "Top-Heavy Ratio" means the following:

                         B.2.6.1 If the Employer maintains one or more defined
benefit plans and the Employer has not maintained any defined contribution plans (including any simplified employee pension plan) which during the 5-year period, ending on the Determination Date(s) has or has had account balances, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the present values of accrued benefits of all Key Employees as of the Determination Date(s) (including any part of any accrued benefit distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all accrued benefits (including any part of any accrued benefit distributed in the 5-year period ending on the Determination Date(s)), determined in accordance with Code section 416 and regulations thereunder.

                         B.2.6.2 If the Employer maintains one or more defined
benefit plans and the Employer maintains or has maintained one or more defined contribution plans (including any Simplified Employee Pension Plan) which during the 5-year period ending on the Determination Date(s) has or has had any account balances, the Top-Heavy ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the present value of accrued benefits under the aggregate defined benefit plan or plans for all Key Employees, and the sum of account balances under the defined aggregated contribution plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans and the present values of accrued benefits under the aggregated defined benefit plans for all Participants as of the Determination Date(s), all determined in accordance with Code section 416 and the regulations thereunder. The account balances under a defined contribution plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an account balance made in the 5-year period ending on the Determination Date.


                                     -B-2-

                         B.2.6.3 For purposes of Sections B.2.6.1 and B.2.6.2
above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within the 12-month period ending on the Determination Date, except as provided in Code section 416 and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key.Employee in a prior year, or (2) who has not received credit for an Hour of Service from any employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

                         B.2.6.4 Solely for the purpose of determining if the
Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is Top-Heavy (within the meaning of Code section 416 (g)) the accrued benefit of an Employee other than a key employee (within the meaning of Code section 416(i)(1)) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company, or (b) if there is no such method, as if such benefit accrued no more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code section 411(b)(1)(C).

                   B.3 Minimum Vesting Requirements. A Participant who is credited with an Hour of Service after the Plan becomes a Top-Heavy Plan and who has been credited with three Years of Service shall have a 100% vested interest in his Company Matching Contribution Account.

                   B.4 Change in Top-Heavy Status. If the Plan becomes a Top-Heavy Plan and subsequently ceases to be a Top-Heavy Plan, the vesting schedule in Section B.3 shall continue to apply in determining the vested percentage of the Company Matching Account of any Participant who had at least three (3) Years of Service as of the last day of the last Plan Year in which the Plan was a Top-Heavy Plan. For all other Participants, the vesting schedule in Section B.3 shall apply only to their Company Matching Accounts as of such last day.


                                     -B-3-

                   B.5  Minimum Contribution Requirement.

                        B.5.1 This Plan shall provide a minimum contribution allocation for each Participant who is a Non-Key Employee in an amount equal to at least 3% of such Participant's Compensation for such Plan Year. Such 3% minimum contribution shall be increased to 4% for any Plan Year in which the Employer also maintains a Defined Benefit Plan if necessary to avoid the application of section 416(h)(1) of the Code, and the minimum contribution shall be made to this Plan prior to any Defined Benefit Plan maintained by the Employer.

                        B.5.2 Unless the Plan is part of a Required Aggregation Group and enables a Defined Benefit Plan that is included in such Required Aggregation Group to satisfy sections 401(a)(4) or 410 of the Code, the percentage minimum contribution required hereunder shall in no event exceed the percentage contribution made for the Key Employee for whom such percentage is the highest for the Plan Year.

                        B.5.3 The minimum contribution shall not be integrated with Social Security benefits and shall be made for each Participant who is a Non-Key Employee and who is employed at the end of the Plan Year in question, regardless of whether such Non-Key Employee has been credited with 1,000 Hours of Service in such Plan Year and regardless of such Non-Key Employee's level of Compensation.

                   B.6 Adjustment for Super Top-Heavy Plan. If the Plan is a Super Top-Heavy Plan for any Plan Year, then for purposes of Section C.3 of Appendix C, the defined contribution fraction and the defined benefit fraction shall be adjusted in the manner described in section 416(h)(1) of the Code.


                                     -B-4-

                     APPENDIX C TO THE CAMPBELL SOUP COMPANY
                SAVINGS AND 401(k) PLAN FOR HOURLY-PAID EMPLOYEES

                             LIMITATION ON BENEFITS


              C.1 Basic Limitation. A Participant's Annual Addition in any Limitation Year shall in no event exceed the lesser of:


                   C.1.1 $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in Code section 415(b)(1) as in effect for the Limitation Year; or

                   C.1.2 25% of the Limitation Compensation of the Participant for such Limitation Year. The Limitation Compensation limit shall not apply to
(i) any contribution for medical benefits (within the meaning of Code section 419A(f)(2) after separation from service which is otherwise treated as an Annual Addition, or (ii) any amount otherwise treated as an Annual Addition under Code section 415(l)(1).

              C.2 Definitions. For purposes of this Appendix C only, the following terms shall have the meanings set forth below:

                   C.2.1 "Annual Addition" means with respect to any Participant, the sum of the following amounts allocated on behalf of such Participant for the Limitation Year:

                         C.2.1.1 Contributions made by the Company allocable with respect to such Participant;

                         C.2.1.2 Participant contributions;

                         C.2.1.3 Forfeitures allocable with respect to such Participant;

                         C.2.1.4 Annual Additions attributable to all welfare benefit funds as defined in Code section 419 (e) maintained by the Company; and

                         C.2.1.5 Amounts allocated to an individual medical account as defined in Code section 415(l)(1).

                   C.2.2 "Excess Amount" means the excess of the Participant's Annual Additions over the limitation set forth in Section C.1, less any loading and other administrative charges allocable to such excess.

                                     -C-1-

                   C.2.3 "Limitation Compensation" means compensation as defined for purposes of Code section 415. For purposes of this Section C.2.3, Limitation Compensation only includes compensation actually paid or made available during the applicable Limitation Year.

                   C.2.4 "Projected Annual Benefit" means the Participant's annual benefit under a defined benefit plan payable in the form of a straight life annuity computed on the assumptions that the Participant will remain employed until Normal Retirement Age (or his current age, if later) and that his Compensation will remain at its current level until that time.

              C.3 Limitation for Participants in a Combination of Plans. In the case of a Participant who participates in the Plan and any other qualified defined contribution plan and a qualified defined benefit plan maintained by the Company, the amount of the Annual Additions which may be allocated to such Participant's accounts under this plan shall not exceed the limitations in Section C.1 and, in addition, shall be reduced to the extent necessary to prevent the decimal equivalent of the sum of the defined benefit plan fraction and the defined contribution plan fraction in any Limitation year from exceeding
1.0. For purposes of applying the limitations of this Section C.3, the following rules shall apply:

                   C.3.1 Defined Benefit Fraction. For any Participant, the fraction (determined as of the last day of the Limitation Year) which shall have a numerator equal to the Projected Annual Benefit of the Participant and a denominator which is equal to the lesser of:

                         C.3.1.1  1.25 multiplied by the dollar limitation in
effect under Code section 415(b)(1)(A) for such Limitation Year; or

                         C.3.1.2  1.4 multiplied by 100% of the Participant's
average Compensation for his high three years.

                   C.3.2 Defined Contribution Fraction. For any Participant, the fraction (determined as of the last day of the Limitation Year) which shall have a numerator equal to the sum of all of the Participant's Annual Additions and a denominator which is equal to the sum of the lesser of the following amounts determined for such Limitation Year and for each prior Limitation Year for which the Participant was credited with a Year of Service:

                         C.3.2.1  1.25 multiplied by the dollar limitation in
effect under Section C.1.1 for such Limitation Year; or

                         C.3.2.2  1.4 multiplied by 25% of the Participant's
Limitation Compensation for such Limitation Year.


                                     -C-2-

              C.4 Treatment of Similar Plans. The limitations of this Appendix C with respect to any Participant who at any time has participated in any other defined contribution plan which is qualified under Code section 401(a) or in more than one qualified defined benefit plan, maintained by the Company, shall apply as if the total benefits payable under all such defined benefit plans in which the Participant has been a participant were payable from one plan, and as if the total Annual Additions made to all defined contribution plans in which the Participant has been a participant were made to one plan.

              C.5  Excess Amounts.

                   C.5.1 Determination of Estimated Limitation Compensation. Prior to the determination of the Participant's actual Limitation Compensation for a Limitation Year, the amounts referred to in Section 11.1 may be determined on the basis of the Participant' s estimated annual Limitation Compensation for such Limitation Year. Such estimated annual Limitation Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated. Any Matching Company Contributions (including any allocation of forfeitures) , Before-Tax Contributions and After-Tax Contributions based on estimated annual Limitation Compensation shall be reduced by any Excess Amounts carried over from prior years.

                   C.5.2 Determination of Actual Limitation Compensation. As soon as is administratively feasible after the end of Limitation Year, amounts referred to in Section C.1 shall be determined on the basis of the Participant's actual Limitation Compensation for such Limitation Year.

                   C.5.3 Order of Determining Excess Amounts. If a Participant's Annual Additions result in an Excess Amount, such Excess Amount shall be deemed to consist of the amounts last allocated, except that Annual Additions attributable to a welfare benefit fund shall be deemed to have been allocated first regardless of the actual allocation date.

                   C.5.4 Simultaneous Allocation of Excess Amounts. If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another defined contribution plan, the Excess Amount attributed to this Plan shall be the product of:

                         C.5.4.1 The total Excess Amount allocated as of such
date (including any amount which would have been allocated but for the limitations of Code section 415); times



                                     -C-3-

                         C.5.4.2 The ratio of (A) the amount allocated to the
Participant as of such date under this Plan, divided by (B) the total amount allocated as of such date under all defined contributions plans (determined without regard to the limitations of Code section 415).

                   C.5.5 Disposition of Excess Amounts. If, pursuant to Section C.1, there is an Excess Amount with respect to a Participant for a Limitation Year, such Excess Amount shall be disposed of as follows:

                         C.5.5.1 First, any After-Tax Contributions, to the
extent their return would reduce the Excess Amount, shall be paid to the Participant as soon as is administratively feasible. The Administrative Committee shall certify to the Trustee(s) the amount of any such reduction to be returned to any Participant and the name and address of the Participant.

                         C.5.5.2 Second, in the event the Participant is in the
service of the Company at the end of the Limitation Year, then such Excess Amounts, as shall consist of Matching Company Contributions and Before-Tax Contributions, shall not be distributed to the Participant, but shall be reapplied to reduce future Matching Company Contributions (including any allocation of forfeitures) and Before-Tax Contributions, respectively- in that order, under the Plan for the next Limitation Year (and for each succeeding Limitation Year as necessary) for such Participant, so that in each such Limitation Year the sum of actual Matching Company Contributions (including any allocations of forfeitures) and Before-Tax Contributions plus the reapplied amount shall equal the amount of Matching Company contributions (including any allocation of forfeitures) and Before-Tax Contributions which would otherwise be allocated to such Participant's Matching Company Contribution Account and Before-Tax Account, respectively, and C.5.5.3 Lastly, in the event the Participant is not in the service of the Company at the end of the Limitation Year, then such Excess Amounts, as shall consist of Matching Company Contributions and Before-Tax Contributions, shall not be distributed to the Participant but shall be held unallocated in a suspense account for the Limitation Year and shall be used in the next Limitation Year (and succeeding Limitation Years, as necessary) to reduce future Matching Company Contributions (including any allocation of forfeitures) and Before-Tax Contributions for all remaining Participants.

              C.6 Reduction of Annual Addition. In making the reductions required by Section C.3 the following adjustments with respect to the Limitation Year, to the extent necessary, shall be made in the following order:

                   C.6.1 The After-Tax Contribution portion of such Annual Addition shall be reduced.

                                     -C-4-

                   C.6.2 If the Annual Addition still needs further reduction, then his or her Before-Tax Contributions shall be reduced.

                   C.6.3 If the Annual Addition still needs further reduction, then allocations to a Participant's Matching Company Contributions Account shall be reduced appropriately.

              C.7 Adjustment to Defined Benefit Plan. Notwithstanding the provisions of Section C.6, in the event that the limitation prescribed under Section C.3 is exceeded with respect to any Participant who participates in the Plan and a qualified defined benefit plan maintained ]or the Company, the Participant's benefits under the defined benefit plan shall be adjusted prior to making any adjustments under the Plan.



                                     -C-5-

                     APPENDIX D TO THE CAMPBELL SOUP COMPANY
                SAVINGS AND 401(k) PLAN FOR HOURLY-PAID EMPLOYEES

                                CHANGE IN CONTROL


              D.1 Termination or Amendment. Notwithstanding any provision contained in the Plan to the contrary, for a period of two years following a "Change in Control" (as hereinafter defined), the Plan may not be terminated or amended in any way that would adversely affect the computation or amount of, or entitlement to, benefits hereunder, including, but not limited to, (a) any reduction in the right to make Before-Tax Contributions and After-Tax Contributions by any individual who was an Employee on the date immediately prior to a Change in Control, (b) a reduction in the level of Matching Company Contributions with respect to such individuals or (c) any change in the distribution or withdrawal provisions; provided, however, that the Plan may be amended to the extent necessary to preserve its qualification under the Code. Any amendment or termination of the Plan that (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, shall be null and void, and shall have no effect whatsoever.


              D.2 Transfer of Accounts, Merger or Consolidation. Notwithstanding any provision contained in the Plan to the contrary, upon the transfer of the Individual Accounts of Participants who are Employees on the date immediately prior to a Change in Control (other than a transfer, which together with all other transfers within the preceding two years, represents the Individual Accounts of less than five percent of the Participants in the Plan on the first day of such two year period) to any other trust of the Company, or any other company, or entity, or upon a partial termination of the Plan, in each case within the two year period following a Change in Control (each, a "Triggering Event"), all Participants who are Employees on the date of the Triggering Event or whose accounts are being transferred shall be fully vested in their Matching Company Contributions Accounts.

              D.3 Termination of Employment. Notwithstanding any provision contained in the Plan to the contrary, if the employment of any Participant who was an Employee on the date immediately prior to the date of a Change in Control is terminated by the Company for any reason (other than for Cause (as hereinafter defined) within two years following a Change in Control, such Participant shall be fully vested in his Matching Company Contributions Account.

              D.4 Cause. For purposes of the Plan, the Company may terminate the Employee's employment for "Cause" if the Employee (a) has been convicted of a felony, or (b) has engaged in conduct that constitutes willful gross misconduct that is demonstrably and materially injurious to the Company, monetarily or otherwise. No act, nor failure to act, on the Employee's


                                     -D-1-
part, shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company.

              D.5 Change in Control. For purposes of the Plan, a "Change in Control" shall mean any of the following events:

                   D.5.1 The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of section 13 (d) or 14 (d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent or more of the combined voting power of Campbell's then outstanding voting securities (the "Voting Securities"), provided, however, that for purposes of this Section D.5.1, the Voting Securities acquired directly from Campbell by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

                   D.5.2 The individuals who, as of January 25, 1990, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by Campbell's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; or

                   D.5.3 Approval by stockholders of Campbell of (1) a merger or consolidation involving Campbell if the stockholders of Campbell, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than eighty percent of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (2) a complete liquidation or dissolution of Campbell or an agreement for the sale or other disposition of all or substantially all of the assets of Campbell; or

                   D.5.4 Acceptance of stockholders of Campbell of shares in a share exchange if the stockholders of Campbell, immediately before such share exchange, do not own, directly or indirectly immediately following such share exchange, more than eighty percent of the combined voting power of the outstanding voting securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.



                                     -D-2-

              Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty-five percent or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of Campbell in the same proportion as their ownership of stock in Campbell immediately prior to such acquisition, (iii) any "Grandfathered Dorrance Family Stockholder" (as hereinafter defined) or (iv) any Person who has acquired such Voting Securities directly from any Grandfathered Dorrance Family Stockholder but only if such Person has executed an agreement that is approved by two-thirds of the Board of Directors and pursuant to which such Person has agreed that he (or they) will not increase his (or their) Beneficial Ownership (directly or indirectly) to 30% or more of the outstanding Voting Securities (the "Standstill Agreement") and only for the period during which the Standstill Agreement is effective and fully honored by such Person. For purposes of this Section , "Grandfathered Dorrance Family Stockholder" means at any time a "Dorrance Family Stockholder" (as hereinafter defined) who or which is at the time in question the Beneficial Owner solely of (v) Voting Securities Beneficially Owned by such individual on January 25, 1990, (w) Voting Securities acquired directly from Campbell, (x) Voting Securities acquired directly from another Grandfathered Dorrance Family Stockholder, (y) Voting Securities that are also Beneficially Owned by other Grandfathered Dorrance Family Stockholders at the time in question, and (z) Voting Securities acquired after January 25, 1990 other than directly from Campbell or from another Grandfathered Dorrance Family Stockholder by any "Dorrance Grandchild" (as hereinafter defined), provided that the aggregate amount of Voting Securities so acquired by each such Dorrance Grandchild shall not exceed five percent of the Voting Securities outstanding at the time of such acquisition. A "Dorrance Family Stockholder" who or that is at the time in question the Beneficial Owner of Voting Securities which are not specified in clauses (v), (w), (x), (y) and (z) of the immediately preceding sentence shall not be a Grandfathered Dorrance Family Stockholder at the time in question. For purposes of this Section , "Dorrance Family Stockholders" means individuals who are descendants of the late Dr. John T. Dorrance, Sr. and/or the spouses, fiduciaries and foundations of such descendants. A "Dorrance Grandchild" means, as to each particular grandchild of the late Dr. John T. Dorrance, Sr., all of the following taken collectively: such grandchild, such grandchild's descendants and/or the spouses, fiduciaries and foundations of such grandchild and such grandchild's descendants.

              Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by Campbell that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by Campbell, and after such share acquisition by


                                     -D-3-

Campbell, the Subject Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

              D.6 Appendix D Amendment. Notwithstanding any provision contained in the Plan to the contrary, no provision of this Appendix D may be amended at any time prior to the end of the two year period following a Change in Control unless such amendment has been previously consented to in writing by at least seventy-five percent of the Participants who are Employees on the effective date of any such amendment.

              D.7 Successors. Notwithstanding any provision contained in the Plan to the contrary, the provisions of this Appendix D shall be binding upon Campbell and its successors.

              D.8 Severability. Notwithstanding any provision contained in the Plan to the contrary, the provisions of this Appendix D shall be deemed severable and the validity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

              D.9 Contrary Provisions. The provisions of this Appendix D shall govern, notwithstanding anything contained in the Plan to the contrary.


                                     -D-4-